Regents Park Funds, LLC

Code of Ethics
And
Compliance Policies & Procedures Manual

Adopted: December 31, 2016

Table of Contents

1	Introduction		5
2	Scope of the Code		5
	2.1	Supervised Person	5
	2.2	Chief Compliance Officer	5
	2.3	Supervision	5
	2.4	Amendments	6
	2.5	Code of Ethics Acknowledgements	6
3	Fiduciary Duty		6
4	Standards of Business Conduct		7
	4.1	Compliance with Securities Laws & Rules	7
	4.2	Conflicts of Interest	7
	4.3	Outside Business Activities	7
	4.4	Maintenance of Independence and Objectivity	8
	4.5	Additional Standards	10
5	Personal Trading		10
	5.1	Access Person	10
	5.2	Personal Securities Transactions Including IPOs and the ‘ETF’	11
	5.3	Personal Accounts	13
6	Insider Trading		14
	6.1	Summary	15
	6.2	Policies	16
	6.3	Procedures	16
	6.4	Questions about Regents Park’s Insider Trading Policy	17
	6.5	Violations of Insider Trading	17
7	Preserving Confidentiality		17
8	Reporting Violations of the Code		18
	8.1	Sanctions/Disciplinary Policy	18
COMPLIANCE POLICIES AND PROCEDURES			18
9	Introduction		18
10	Scope of the Policies and Procedures		18
	10.1	Chief Compliance Officer	18
	10.2	Oversight Committee (“OC)”	19
	10.3	Supervision	19
	10.4	Exceptions to Policies and Procedures	20
	10.5	Compliance Program Review Process	20
11	Political Contributions by Investment Advisers (Pay-to-Play)		21
	11.1	Key Terms	21
	11.2	Disclosures and Pre-Clearance	22
12	Registration		22
	12.1	Firm Registration	22
	12.2	Investment Adviser Representative Registration/Licensing	22
	12.3	Annual Renewal	23

13	Disclosure		23
	13.1	Part 1 of Form ADV	24
	13.2	Policies	24
	13.3	Procedures and Responsible Party	24
	13.4	Recordkeeping	25
	13.5	Part 2 of Form ADV	25
	13.6	Policies	27
	13.7	Procedures and Responsible Party	27
	13.8	Recordkeeping	29
14	Other Reporting		29
	14.1	Disciplinary Disclosure	29
	14.2	Form 13-F	30
	14.3	Schedules 13D & 13G	30
15	Investment Advisory Services		31
	15.1	Background	30
	15.2	Advisory Agreements	31
	15.3	Investment Management	31
	15.4	Fund Investment Guidelines and Restrictions	31
	15.5	Oversight and Monitoring	31
	15.6	Best Execution	32
16	Proxy Voting		33
	16.1	Proxy Voting Policy	33
	16.2	Proxy and Mirror Voting	33
	16.3	Form N-PX	34
	16.4	Compliance Process	35
	16.5	Recordkeeping	35
	16.6	Pre-Trade Procedures for Funds of Funds	35
	16.7	Oversight/Monitoring of SEC Exemptive Order Conditions	36
	16.8	Exchange Listing Compliance for ETFs	36
17	Disclosure of Portfolio Holdings		36
18	Maintaining Client Relationships		37
	18.1	Client Complaints	37
19	Custody		38
	19.1	Definition of Custody	38
	19.2	Definition of Qualified Custodian	38
	19.4	Handling of Client Funds	39
20	Books and Records		40
	20.1	Required Records	40
	20.2	Electronic Record Retention	45
21	Privacy Policy		45
	21.1	Definitions	46
	21.2	Privacy Notice	46
	21.3	Data Protection	47
	21.4	Third-Party Service Providers	49
22	Electronic Communications		49
	22.1	E-Mail	49
	22.2	Instant Messaging	50

	22.3	Text Messaging	50
23	Anti-Money Laundering (“AML”)		51
24	Advertising & Marketing		51
	24.1	Advertising Materials	51
	24.2	Definition of Advertisement	52
	24.3	Procedures	52
	24.4	Anti-Fraud	53
	24.5	Advertising Materials Procedure	54
	24.6	Performance Advertising	54
	24.7	No General Solicitation of Advertising Activities	55
	24.8	Client Communications	56
	24.9	Company Website	56
	24.10	Blogging	56
	24.11	Social Networking Sites	57
	24.12	Proposals and Questionnaires	57
	24.13	Communications with the Press	58
	24.14	Circulation of Rumors	58
	24.15	Fee Sharing and Solicitation Arrangements	58
	24.16	Cold Calling / Telemarketing	59
25	Business Continuity Plan and Disaster Recovery Procedures		59
26	Cybersecurity Policy		60
	26.1	Cyber Threats	60
	26.2	Cyber Risk Management & Oversight	60
	26.3	Responding To An Incidents	60
27	Information Security Policy		60

CODE OF ETHICS AND STANDARDS OF BUSINESS CONDUCT

1	Introduction

Regents Park Funds, LLC (“Regents Park” or “RPF” or “Firm”) is registered as an investment adviser with the SEC. Regents Park offers discretionary investment management services to investment advisers, registered investment companies (mutual funds), and in select cases to private and institutional clients.

Pursuant to its fiduciary duty to its clients, Regents Park has established, and will maintain and enforce a written code of ethics that sets forth the standards of conduct expected of advisory personnel and addresses conflicts that arise from personal trading by advisory personnel.

2	Scope of the Code

Regents Park has adopted the following Code of Ethics and Standards of Business Conduct (“the Code”), which will govern the activities of all “Supervised Persons” of the Firm. All Supervised Persons of Regents Park are required to comply with the Code at all times.

2.1               Supervised Person

Regents Park’s Supervised Persons are its partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of the Firm and are subject to its supervision and control. Regents Park does not consider interns or temporary workers who do not provide advice on behalf of the Firm to be Supervised Persons under the Code, but does expect them to conduct themselves with integrity and professionalism, in accordance with Regents Park’s fiduciary duty to clients and standards of business conduct.

2.2               Chief Compliance Officer

Jean Simpson is the Chief Compliance Officer (“CCO”) for Regents Park Funds, LLC. The CCO is responsible for the administration of the Firm’s compliance program. Any questions regarding the Code should be addressed with the CCO. The Code requires Supervised Persons to report or disclose to and/or seek approval from the CCO for certain activities. In the case of the CCO, the CCO will report to and seek approval from Peter van de Zilver, Director of Portfolio Risk Management who will review such activities. David Young, CEO will serve as a back up to the CCO in the absence of the CCO during vacations, extended illness, or incapacity.

2.3               Supervision

Supervised Persons with supervisory responsibility, authority, or the ability to influence the conduct of others will exercise reasonable supervision over those subject to their supervision or authority to prevent violation of applicable statutes, regulations, or provisions of the Code. In so doing, Supervised Persons may rely on procedures established by Regents Park that are designed to prevent and detect such violations. Supervised Persons are responsible for the reasonable supervision of the persons who report to them. The CEO is responsible for the general supervision of all Supervised Persons of Regents Park.

Functional Titles

The Code and subsequent Compliance Policies & Procedures Manual (“P&P”) make use of functional titles/roles to identify the Supervised Persons and their responsibilities. A list of Supervised Persons and their corresponding functional titles is provided in the List of Functional Titles Log. Supervised Persons should be mindful that they may have multiple functional roles and must take care to identify all of the policies and procedures for which they are responsible.

2.4               Amendments

The Code does not attempt to anticipate every ethical dilemma that Supervised Persons might face. Instead it sets forth general guidelines on certain issues for maintaining Regents Park’s high ethical standards. RPF recognizes the need to respond flexibly to ever-changing business needs and circumstances. Accordingly, RPF reserves the right to revoke, modify, interpret, and apply its guidelines, policies, or procedures at its sole discretion, and without prior notice.

2.5               Code of Ethics Acknowledgements

Regents Park will provide to each Supervised Person a copy of the Code and any amendments to the Code at time of hire and each time it is amended. Each Supervised Person must acknowledge with each version, in writing, that he or she has received a copy of the Code, has read and understood it, has had an opportunity to ask questions about what it means and how it applies to him or her, and that he or she will abide by it.

3	Fiduciary Duty

Regents Park is an investment adviser and as such is a fiduciary that owes its clients a duty of undivided loyalty. Supervised Persons of Regents Park will:

1.	Act for the benefit of their clients and place their clients’ interests before their own;

2.	Act in a position of trust and fiduciary responsibility to clients and do nothing to violate that trust;

3.	Conduct themselves with integrity and dignity, and act in an ethical manner in their dealings with the public, clients, prospects, employer, and fellow Supervised Persons;

4.	Act with competence, use reasonable care and exercise independent professional judgment;

5.	Exercise independence when making investment decisions for clients;

6.	Conduct personal securities transactions in a manner that is consistent with the Code and act to avoid actual or potential conflicts of interest or abuse of their position of trust and responsibility;

7.	Eliminate and/or disclose all conflicts of interest;

8.	Safeguard and keep confidential nonpublic personal information of clients; and

9.	Comply with applicable federal securities laws.

Supervised Persons of Regents Park will not:

1.	Employ any device, scheme or artifice to defraud a client;

2.	Make any untrue statement to a client or omit to state any material fact that a client would reasonably require in order to make sound decisions;

3.	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client; or

4.	Engage in any manipulative practice with respect to a client.

4	Standards of Business Conduct

This Code summarizes the standards of conduct for Supervised Persons of Regents Park. Its purpose is to promote and maintain the highest level of professional conduct and business ethics among all Supervised Persons, and to ensure our clients’ well-being and interests are never compromised.

4.1               Compliance with Securities Laws & Rules

Supervised Persons will comply with all applicable federal securities laws. Furthermore, Supervised Persons will not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation.

Federal securities laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940 (“Advisers Act”), Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

4.2               Conflicts of Interest

Supervised Persons will make best efforts to identify actual and potential conflicts of interest. Supervised Persons will seek to avoid conducting personal or private business that conflicts with, or gives the appearance of conflicting with, the interests of the Firm and/or its clients. Further, the appearance alone of a conflict of interest can be as damaging to the Firm as an actual conflict.

Where potential conflicts cannot be eliminated, Supervised Persons will fully disclose those to Regents Park, and Regents Park will fully disclose material facts concerning the conflict(s) to the client(s). Regents Park considers a “conflict of interest” to be any situation in which the Supervised Person’s own interests could interfere with the Supervised Person’s responsibilities as a representative of Regents Park.

Supervised Persons shall also comply with requirements to disclose conflicts of interest as imposed by rule or regulation of any professional organization governing their activities and shall comply with any prohibitions on their activities if conflicts of interest exist.

Regents Park expects Supervised Persons to report actual and potential conflicts of interest to the CCO.

4.3               Outside Business Activities

Supervised Persons have a duty of loyalty to the Firm and their efforts should be devoted to the Firm’s business. Regents Park encourages Supervised Persons’ participation in outside business activities that are civic, charitable, and/or professional in nature and that enhance the professionalism of Supervised Persons and the reputation of the Firm. Simultaneously, Regents Park recognizes that outside business activities may create conflicts of interest.

Supervised Persons must disclose, at the time they become a Supervised Person of Regents Park and upon any change thereafter, all outside business activities, whether for compensation or not.

Supervised Persons may not engage in any outside business activity that relates to money management and/or is in competition with services provided by Regents Park without first receiving prior approval for the activity from the CCO. In addition, a Supervised Person, before taking a position on the board of a public company, must receive prior approval from the CCO.

All pre-approvals must be sought and disclosures must be made in writing with a clear description of the activities to be performed and any compensation to be received using Regents Park’s Outside Business Activity Report form. Outside business activity disclosures and decisions by the CCO will be maintained in an appropriate file and disclosed on Form U4, if applicable.

Outside business activities requiring disclosure (if not in competition with Regents Park) and requiring pre-approval (if in competition with Regents Park’s services) include, but are not limited to:

1.	Being employed by or compensated by any other entity;

2.	Being active in any other business, including part-time, evening, or weekend employment;

3.	Serving as an officer, director or partner in any other entity;

4.	Ownership interest in any non-publicly traded company or other private, non-real property investment; or

5.	Engaging in any public speaking or writing activities related to investment management, other than those performed by the Founder, David Young.

Outside business activities generally prohibited include, but are not limited to:

1.	Acting as a trustee for client accounts

4.4               Maintenance of Independence and Objectivity

Supervised Persons will use particular care and good judgment to achieve and maintain independence and objectivity in the performance of their roles and responsibilities. Supervised Persons will avoid giving or receiving any gift, donation, benefit, service or other favor that might affect, or be seen to potentially affect, the performance of their roles and responsibilities, or which might compromise the credibility of Regents Park.

Gifts, Entertainment, and Travel

Regents Park recognizes the potential conflicts of interest when Supervised Persons of the Firm give and/or receive gifts, entertainment, or other items of value to/from any person or entity that does business with the Firm. The overriding principle is that Supervised Persons will not accept inappropriate gifts, favors, entertainment, special accommodations, or others things of material value that could influence decision-making or make the Supervised Person feel beholden to another person or firm. Similarly, Supervised Persons will not offer gifts, favors, entertainment, or other things of value that may be viewed as overly generous or aimed at influencing decision-making or making a client or perspective client feel beholden to the Firm.

Regents Park has adopted the following policies and procedures:

1.	Supervised Persons will not give a gift to any client, vendor, potential vendor or anyone else that does business or seeks to do business with the Firm in excess of $250 per calendar year per person/entity, without prior approval from the CCO. All gifts given must be reported to the CCO with the exception of the exclusions noted below.

2.	Supervised Persons will not make gifts to potential clients with the exception of de minimis items that would be considered exclusions under these policies (see below).

3.	Supervised Persons will not accept any gift or other items of value from any client, potential client, vendor, potential vendor, or anyone else that does business with or seeks to do business with the Firm that is in excess of $250 per calendar year per person/entity, without approval from the CCO. All gifts received must be reported to the CCO with the exception of the exclusions noted below.

4.	Cash and/or cash equivalents will never be offered or accepted, regardless of the amount. For purposes of this policy, gift cards are not considered cash equivalents.

5.	For purposes of this policy, charitable contributions to client-directed organizations shall generally be treated according to the same standards and dollar limits as gifts.

6.	Supervised Persons will not provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with the Firm. Supervised Persons may occasionally provide or accept a business entertainment event, such as a dinner, sporting event, or concert of reasonable value, as well as any transportation and/or lodging accompanying or related to such activity or event. The person or entity providing the entertainment must be present. Regents Park does not consider these occasional entertainment expenses to be gifts and therefore does not count them toward the annual gift allowance. However, no entertainment expense should be given or accepted in such frequency or amount that would violate Regents Park’s overriding principle as stated above.

7.	From time to time, Supervised Persons may receive offers to attend conferences, seminars, or similar events provided by or sponsored by a person or entity that does or seeks to do business with Regents Park, such as a mutual fund company, custodian, or broker-dealer. In addition, the sponsors may offer to cover the costs associated with the attendance of these events such as travel, lodging, meals, and conference fees. Each offer must be approved in advance by the CCO after a determination is made on whether the event and/or any covered expenses associated with the event would present Regents Park with related real or perceived conflicts of interest.

8.	Regents Park may occasionally cover travel, hotel, meals, transportation, and other related expenses for existing clients in connection with account reviews or other normal business functions requiring the client’s presence. Similar expenses may be covered for potential clients at Regents Park’s discretion and only with pre-approval from the CCO. Such expenses will not apply toward any maximum annual dollar amount and will be conducted according to the overriding principle as stated above.

9.	Supervised Persons must report all gifts received to the CCO or designee. The CCO will maintain a log of items of value in excess of $250, including the name of the person or company giving/receiving the item; the date the item was given/received, a description of the item, and its approximate value. Regents Park will also maintain a record of gifts and entertainment given in the Firm’s financial records.

If a third-party could perceive a gift as being improper or as compromising the integrity of Supervised Persons and/or Regents Park, the gift should be respectfully declined. If there is any question as to whether a payment or consideration may be accepted, the Supervised Person should contact the CCO.

Exclusions

The following items are not subject to Regents Park’s Gifts and Entertainment policies and do not need to be reported to the CCO:

1.	Gifts of a personal nature, such as wedding gifts or congratulatory gifts for the birth of a child;

2.	Gifts and entertainment given to or received from individuals who are also family members of Supervised Persons of Regents Park; and

3.	Items of de minimis value given or received such as pens, mugs, shirts, golf balls, and other similar promotional items.

4.5               Additional Standards

As a matter of professional integrity and responsibility, Supervised Persons shall always abide by the higher standard in situations where varying procedures among multiple entities exist.

Chartered Financial Analysts (CFA)

In addition to the standards as set forth according to the Code, individuals of Regents Park who are active members of the Chartered Financial Analyst Institute are also bound by the Code of Ethics and Standards of Professional Conduct, which Regents Park recognizes as the fundamental industry guidelines for investment professionals to ensure that our fiduciary duties are appropriately carried out.

5	Personal Trading

RPF policy permits Access Persons, as that term is defined below, to maintain personal securities accounts provided that investing is consistent with Regents Park’s fiduciary duty to its clients and with regulatory requirements.

Personal securities transactions must never adversely affect clients. Regents Park will monitor trading activity of its Access Persons to confirm that the interests of clients come first, and that the trading activity complies with applicable securities laws. All securities transactions and holdings in any account of an Access Person, including accounts for which the Access Person is considered a beneficial owner, are subject to review by Regents Park.

Access Persons will disclose to Regents Park their holdings and transactions in securities or other investments for which they are a beneficial owner (see definition below).

5.1               Access Person

The term “Access Person” means any Supervised Person who (1) has access to nonpublic information regarding any client’s security transactions or nonpublic information regarding the portfolio holdings of any reportable fund; or (2) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic. Since Regents Park also offers customized consultation regarding economic and market outlook investment strategy, and security selection, all directors, officers and partners of Regents Park are presumed to be Access Persons.

Current Access Persons

Regents Park considers all Supervised Persons to be Access Persons.

Current and former Access Persons are identified in the List of Functional Titles Log.

Immediate Family

For purposes of the Code, “immediate family” means any of the following persons who reside in the same household as the Access Person:

Child	Grandparent	Son-In-Law
Stepchild	Spouse	Daughter-In-Law
Grandchild	Sibling	Brother-In-Law
Parent	Mother-In-Law	Sister-In-Law
Stepparent	Father-In-Law

Immediate family includes adoptive relationships and any other relationship (whether or not recognized by law or shown above), which the CCO determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety, which this Code is intended to prevent.

Beneficial Owner

For purposes of the Code, an individual is a “beneficial owner” of an account if the individual has or shares a direct or indirect pecuniary interest in the securities; the power to vote or direct the voting of the shares of the securities or investments; or the power to dispose or direct the disposition of the security or investment.

Exemptive Persons

Associated Persons that are not employees may be exempt from these outlined restrictions for personal securities transactions provided they have no day-to-day access to Regents Park’s client securities holdings or the Firm’s security trading activity in client accounts. Should the CCO determine that at any time in the future, such non-employees are given access, gain knowledge of Regents Park’s day-to-day investment activities on behalf of clients, or have trading patterns within their personnel accounts that could indicate abuse, then the CCO can require full compliance with these personal securities transaction procedures.

5.2               Personal Securities Transactions Including IPOs and the ‘ETF’

Regents Park and its Access Persons are permitted to personally invest in securities that are also recommended for client accounts. For personal transactions in accounts not managed by Regents Park, Access Persons must first follow the requirements under pre-clearance of trades, as applicable, before transacting.

Reportable Securities

Access Persons must first determine if the transaction involves a Reportable Security. A “Reportable Security” includes any interest or instrument that is commonly considered a “security.”

From Rule 204A-1 under the Advisers Act, a “Reportable Security” does not include securities that are:

●	Direct obligations of the Government of the United States;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

●	Shares issued by money market funds;

●	Shares issued by open-end funds other than reportable funds*; and

●	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

*Reportable fund means: Any fund for which Regents Park serves as an investment adviser or any fund whose investment adviser or principal underwriter controls, is controlled by, or is under common control with Regents Park.

Pre-Clearance of Trades

Initial public offering (“IPO”),

If the transaction involves a Reportable Security, an initial public offering (“IPO”), or a Limited offering (defined below), the Access Person must obtain prior written approval from the CCO.

Access Persons desiring to transact (either directly or indirectly) in a security requiring pre-clearance must submit a Pre-Approval for Securities Transaction Form to the CCO in advance of the trade. Requests submitted via e-mail must contain the same information as the written form. Only upon the receipt of written approval, may the Access Person execute the desired transaction. Personal trades must be completed within 5 business days of pre-clearance. In the event of the CCO’s absence or for personal trading activity of the CCO, the CEO shall be responsible for reviewing pre-approval requests and issuing an appropriate response.

All pre-approval requests and responses will be maintained in accordance with applicable books and records rules. The CCO shall keep all written forms and/or e-mail messages supporting the request for approval and the granting or denying approval together with the quarterly securities transaction report. At the end of each quarter, the CCO shall reconcile the pre-approval form to the personal securities transaction form and reported personal securities transactions. In the event an Access Person violates this rule, the CEO will have the option to cancel the trade(s) and disgorge any profits made. The CEO shall take further disciplinary action as deemed appropriate.

If the transaction is not subject to the Pre-Clearance Policy, the Access Person may place the transaction without restriction.

It will be the responsibility of the Portfolio Manager(s) to determine for purposes of the application of the restrictions of this sub-paragraph those covered securities, which are being “considered” in accordance with guidelines developed by the Portfolio Management

Department. As a result of such determination, a Restricted Stock List, based on current and upcoming recommendations of securities for purchase or sale will be distributed to each Access Person. It is the responsibility of each Access Person to review the list prior to placing any order for his/her personal account.

Limited Offering

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Regulation D §§ 230.504, 230.505, or 230.506.

This includes transactions by an issuer not involving any public offering; transactions involving offers by an issuer solely to one or more accredited investors, if the aggregate offering price of an issue of securities offered in reliance on this paragraph does not exceed the amount allowed under regulation, if there is no advertising or public solicitation in connection with the transaction by the issuer or anyone acting on the issuer’s behalf, and if the issuer files such notice with the SEC as the SEC shall prescribe; or meet exemptions as provided under Regulation D.

Other Transactions

No Supervised Person will participate on behalf of the Firm (or any division), or any client of the Firm, or on such employee’s own behalf in any of the following transactions:

1.	Use of firm funds for political purposes (except events approved by CCO);

2.	Payments or receipt of bribes, kickbacks or other amounts with any understanding that part or all of such amount will be refunded or delivered to a third-party (such as consultants to plans subject to ERISA) in violation of any applicable law;

3.	Payments to governmental officials or employees other than in the ordinary course of business for legal purposes (e.g., payment of taxes); and

4.	Use of the funds or assets of the Firm or any subsidiary of the Firm for any unlawful or improper purpose.

5.3               Personal Accounts

It is the responsibility of each Access Persons to provide or cause to be provided holdings and transaction activity for all personal accounts, including accounts for which the Access Person has a beneficial interest, to Regents Park.

Personal Holdings Reports

Access Persons must, within ten (10) days of becoming an Access Person and at least annually thereafter, report to the CCO their personal securities holdings on the Firm’s Holdings Report. Each Holdings Report must contain, at a minimum, the following information

1.	The title and type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;

2.	The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

3.	The date the Access Person submits the report.

The required information must be current as of a date not more than 45 days prior to the employee becoming an Access Person (for initial reports) or the date the report is submitted (for annual reports). The CCO or designee will conduct a periodic review of the holdings reports and brokerage statements for potential conflicts of interest or violations of the Code. Peter van de Zilver, Director of Portfolio Risk Mnagement will review the holdings of the CCO.

Personal Security Transaction Reports

Access Persons must report all personal securities transactions in Reportable Securities on a quarterly basis. Access Persons must also report on a quarterly basis any account that was established in which any securities were held during the quarter for the direct or indirect benefit of the Access Person. It is the responsibility of the Access Person to provide a signed Securities Transaction Report to the CCO no later than thirty days after the end of each calendar quarter. Each transaction report must contain, at a minimum, the following information about each transaction involving a reportable security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

1.	The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

2.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.	The price of the security at which the transaction was effected;

4.	The name of the broker, dealer or bank with or through which the transaction was effected; and

5.	The date the Access Person submits the report.

Each transaction report must also contain the following information with respect to any account established by the Access Persons in which any securities were held during the quarter for the direct or indirect benefit of the Access Person: The name of the broker, dealer, or bank with which the Access Person established the account.

The CCO will review the personal transaction activity for violations of trading, front running, pre-clearance of trades (as described above). Personal activity will also be reviewed for conflicts with trades in managed accounts and (when applicable) client directed trades in unmanaged accounts, and other potentially abusive practices. Peter van de Zilver, Director of Portfolio Risk Mnagement will review the transactions of the CCO.

Exceptions From Reporting Requirements

A person need not submit reports with respect to transactions effected for and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

6	Insider Trading

The Insider Trading and Securities Fraud Enforcement Act of 1988 requires an investment adviser to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material nonpublic information by its directors, officers and employees.

RPF has adopted the following policies and procedures to reasonably prevent the misuse of material nonpublic information. All Supervised Persons of RPF are required to adhere to the Firm’s policy.

6.1               Summary

Registered investment advisers are required to maintain and enforce written policies reasonably designed to prevent the misuse of material nonpublic information, which would include information obtained through a sub-advisory relationship, by the adviser, or any person associated with the adviser.

The securities laws prohibit improper disclosure or use of nonpublic information relative to publicly traded securities. Violations of the prohibitions against “insider trading” are punishable by severe sanctions, including criminal penalties. In general, the securities laws prohibit trading by a person while in the possession of material nonpublic information about a company or about the market for that company’s securities. The securities laws also prohibit a person who is in possession of material nonpublic information from communicating any such information to others.

Insider trading violations are likely to result in harsh consequences for the individuals involved, including exposure to investigations by the Commission, criminal and civil prosecution, disgorgement of any profits realized or losses avoided through the use of the nonpublic information, civil penalties of up to $1 million or three times such profits or losses, whichever is greater, exposure to additional liability in private actions, and incarceration.

Insider

The term “insider” includes both traditional insiders and temporary insiders. A traditional insider is generally any officer, director, partner, manager, or employee, of a company who obtains material nonpublic information about that company by virtue of his/her position or relationship with the company. A traditional insider trading on inside information breaches a duty of trust and confidence to the shareholders of his/her corporation. A temporary insider is any person who receives material nonpublic information about a company in the course of performing services for the company. Temporary insiders may include, but are not limited to, accountants, lawyers, consultants, underwriters, or the immediate family members of traditional insiders. A temporary insider trading on inside information breaches a duty of loyalty and confidentiality to the person who shared the confidential information with him/her. An insider who becomes aware of and uses or discloses material nonpublic information about a company obtained as the result of his/her relationship with another company may be deemed to have misappropriated such information.

Material

The term “material information” is generally defined as information that a reasonable investor would consider important in making his/her investment decision with respect to a company’s securities or information that is reasonably certain to affect the market price of the company’s securities, regardless of whether the information is directly related to the company’s business. Material information may include, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant new products or discoveries, significant mergers or tender offer proposals or agreements, developments regarding major litigation by or against the company, liquidity or solvency problems, extraordinary management developments, or similar major developments.

Nonpublic

Information is to be considered “nonpublic” until it has been effectively disseminated to the marketplace for a sufficient period of time to be reflected in the security’s price. Information remains non-public until it has been publicly disclosed, meaning that it has been broadly distributed to the public in a non-exclusionary manner, such as via a filing with the SEC, or by appearance in publications of general circulation.

6.2               Policies

All Supervised Persons shall adhere to the following:

1.	Any Supervised Person having doubts regarding the propriety of a proposed securities transaction should seek advice from the CCO, who has been designated by Regents Park to handle such matters.

2.	No Supervised Person, while in the possession of material nonpublic information about a company or about the market for that company’s securities, will for his/her portfolio or for the portfolios of others buy or sell the securities of that company, or derivatives of such securities (e.g. options, warrants etc.), until that information becomes publicly disseminated and the market has had an opportunity to react.

3.	No Supervised Person will communicate or “tip” material nonpublic information about a company to any person except for lawful purposes.

4.	No Supervised Person shall disclose material nonpublic information about a company or the market for that company’s securities to any person except to the extent necessary to carry out the legitimate business obligations of Regents Park.

5.	Mutual fund holdings are considered nonpublic until they have been disseminated to the public (such as through publicly available filings with the SEC). No Supervised Person may disclose the holdings of any mutual fund advised by Regents Park until the holdings have become public. Supervised Persons should check with the CCO before disclosing any holdings of Regents Park-advised funds.

6.3               Procedures

1.	Every Supervised Person is required to disclose any outside business activities to the CCO.

2.	Every Supervised Person will disclose to the CCO any other activities they engage in that may reasonably cause them to have access to inside information.

3.	If necessary, the CCO will develop and maintain “restricted lists” and “watch lists” which identify the securities that may not be traded in client, employee and proprietary accounts without prior approval from the CCO.

4.	Every Supervised Person, before trading or making investment recommendations, for themselves or others, in the securities of a company about which the Supervised Person may have potential insider information, shall consider whether the information is material and nonpublic. If after consideration, the information is determined to be material and nonpublic, or the Supervised Person is unable to determine whether the information is material and nonpublic, the Supervised Person must do the following:

a.	Report the matter immediately to the CCO;

b.	Not purchase, sell or recommend securities on behalf of him/herself or others, including accounts managed by Regents Park;

c.	Not communicate the information inside or outside Regents Park other than to the CCO or senior management.

After the CCO has reviewed the matter, the Supervised Person will be instructed as to the proper course of action to take.

5.	Regents Park will distribute to its Supervised Persons at time of hire, and at least with each newly updated version, the Firm’s insider trading policy, by providing this Code. Every Supervised Person will be required to certify that they have received, read, understood, and will comply with the Code.

6.	Regents Park will periodically review and update as necessary Regents Park’s insider trading policies to reflect regulatory, business, or industry changes.

7.	Regents Park’s CCO will review Access Person’s holdings and transaction reports for potential violations of the policy.

6.4               Questions about Regents Park’s Insider Trading Policy

While compliance with the law and with Regents Park’s policies and procedures described in this manual is each individual’s responsibility, interpretive questions may arise, such as whether certain information is material or nonpublic, or whether trading restrictions should be applicable in a given situation. Any questions should immediately be addressed to the CCO, who has been designated by Regents Park to respond to such questions.

6.5               Violations of Insider Trading

Violations of Regents Park’s policies and procedures relative to prohibitions against insider trading will be regarded with the utmost seriousness and will constitute grounds for immediate dismissal and/or reporting to all applicable legal authorities.

7	Preserving Confidentiality

Regents Park has implemented policies and procedures, which are outlined in Regents Park’s compliance policies and procedures manual, to limit the sharing of and access to nonpublic personal information regarding the Firm’s clients to Regents Park personnel and third-parties, as applicable, who need that information to provide services to those clients.

Supervised Persons will preserve the confidentiality of information communicated by clients, prospects, or employers unless they receive information concerning illegal activities. If a Supervised Person becomes aware of illegal activity, the information should be given directly to the CCO for further action.

8	Reporting Violations of the Code

Supervised Persons must promptly report any violation or suspected violation of the Code or of any securities laws or rules to the CCO. All reports will be promptly investigated and, if deemed necessary, appropriate action will be taken. The CCO will be responsible for leading any investigations and reporting violations and investigative findings to the appropriate supervisor and senior management.

8.1               Sanctions/Disciplinary Policy

Senior management may use any or all of the following sanctions against any Supervised Person found to have violated either the Code or the Firm’s written compliance policies and procedures.

1.	Cancel trades, disgorge profits and/or sell positions

2.	Letter of Caution

3.	Admonishment

4.	Fine, Disgorgement

5.	Suspension of personal trading privileges

6.	Suspension

7.	Termination

8.	Report Violation to Regulatory Authorities

COMPLIANCE POLICIES AND PROCEDURES

9	Introduction

Regents Park Funds, LLC (“Regents Park” or “RPF” or “Firm”) is an investment advisory firm registered with the SEC.

Pursuant to its fiduciary duty to its clients, Regents Park has established and will maintain and enforce the following written Compliance Policies and Procedures Manual (“P&P”) reasonably designed to prevent violations of applicable federal and state securities regulations.

10	Scope of the Policies and Procedures

Regents Park P&P will govern the activities of all “Supervised Persons” of the Firm, to the extent applicable to the Supervised Person. Regents Park will provide to Supervised Persons a copy of the P&P and any amendments thereto at time of hire and with each adopted revision. Supervised Persons of Regents Park will be required to acknowledge, in writing, receipt of a copy of the P&P and any amendments thereto promptly after each copy is distributed.

Regents Park’s Supervised Persons are its partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of Firm and are subject to its supervision and control.

10.1               Chief Compliance Officer

Jean Simpson is the Chief Compliance Officer (“CCO”) for Regents Park Funds, LLC. The CCO is responsible for the administration of the compliance program and the written policies and procedures for the Firm. Any questions regarding the P&P should be addressed with the CCO.

The P&P requires Supervised Persons to report or disclose to and/or seek approval from the CCO for certain activities. In the case of the CCO, the CCO will report to and seek approval from Peter van de Zilver, Director of Portfolio Risk Mnagement, who will review such activities. David Young, CEO will serve as a back up to the CCO in the absence of the CCO during vacations, extended illness, or incapacity.

Delegation of Duties

Duties assigned to Regents Park personnel in these policies may, where appropriate be delegated to another qualified person of Regents Park or to a third-party service provider. The responsible personnel shall ensure that the delegate is aware, accepts the delegation, and is sufficiently knowledgeable to effect the task delegated. Even though duties may be delegated, the responsibility for the execution may not be delegated. That responsibility remains with the delegator, who shall be responsible for final review and approval of all delegated duties.

10.2               Oversight Committee (“OC)”

Regents Park has formed a Sub-Adviser Oversight Committee (“OC)” staffed with the needed resources and expertise to monitor all aspects of the Sub-Advisors work except compliance, which remains an independent function performed by the CCO.

The OC performs the following oversight functions:

●	Daily trade flows and position reviews.

●	Weekly portfolio positioning, risk, and performance review.

●	Monthly performance, risk, and investment strategy review versus benchmarks, Peers, general market conditions, stated investment strategy / tactics being pursued at the time, etc.

●	Quarterly in person meetings to review all the elements described above and for general conversations on markets, strategy, business development, etc. Ultimate responsibility for all investment decisions and performance rests with the CEO.

The CEO is responsible for overseeing compliance of a Fund Sub-Adviser with the Fund’s investment policies and restrictions, including best execution, soft dollar activities and proxy, as applicable. On a parallel track, the CCO reviews any trade compliance related issues as and when they occur as well as any items generated by the OC. The CCO also liaises with the Sub-Adviser CCO or counterpart, and Northern Lights Compliance Services for all quarterly compliance calls and annual site visits, etc. The CCO will participate in all quarterly calls to review compliance topics and attends in-person or by telephone the annual compliance due diligence site visits conducted by Northern Lights Compliance Services.

10.3               Supervision

Supervised Persons with supervisory responsibility, authority, or the ability to influence the conduct of others will exercise reasonable supervision over those subject to their supervision or authority in order to prevent any violations of applicable state and federal statutes and regulations, or provisions of the P&P. In so doing, Supervised Persons may rely on procedures established by Regents Park that are reasonably designed to prevent and detect such violations.

Supervised Persons are responsible for the reasonable supervision of the persons who report to them. The CEO is responsible for the general supervision of all Supervised Persons. Supervised Persons and their functional titles at Regents Park are listed on the List of Functional Titles Log. In addition, the Firm may also maintain an organizational chart.

New Hires

For each new-hire, the CCO or designee will:

1.	Provide and review the Code of Ethics and Compliance Policies & Procedures Manual;

2.	Obtain Acknowledgement of receipt of the Code of Ethics and Compliance Policies & Procedures Manual;

3.	Collect a statement of outside business activities;

4.	Collect an initial holdings report, if an Access Person;

5.	Request a Form U-5, if the individual was previously registered;

6.	File a Form U-4, if an Investment Adviser Representative;

7.	Collect a list from a Covered Person of all Contributions to any official of a Government Entity or candidate for office of a Government Entity (including any election committee) made by the Covered Person during the two years prior to potentially becoming a Covered Person of political contributions; and

8.	Respond to any compliance questions of the new hire.

10.4               Exceptions to Policies and Procedures

These P&P have been designed with the intent to address the nature of the Firm’s business, the actual and potential conflicts of interests of the Firm and its Supervised Persons, and the perceived compliance risks of the Firm. However, it is not possible to anticipate every circumstance that may arise; therefore, in an effort to remain responsive to client needs and a rapidly changing environment, Regents Park reserves the right to make exceptions to any policy. Exceptions will be:

1.	Rare occurrences;

2.	Made only upon the approval of the CEO and the CCO;

3.	Consistent with the Firm’s fiduciary duty and in the best interest of its clients;

4.	Disclosed to client(s) in writing where applicable;

5.	Generally documented in writing;

6.	In conformance with current regulations; and

7.	Reviewed promptly to determine if permanent changes to the Firm’s P&P are warranted.

10.5               Compliance Program Review Process

Annual Audit

Regents Park will review its policies and procedures annually to determine their adequacy and the effectiveness of their implementation.

Compliance Tracking and Monitoring

Regents Park maintains an annual Compliance Calendar and Checklist to identify those reviews, certifications, and audits to be completed monthly, quarterly, or annually, in accordance with the Firm’s written compliance program. The report format includes the date due, required action steps, designated reviewer, the date completed, and reviewer’s initials. Acknowledgement Forms are confirmed by the Chief Compliance Officer and kept on file.

Compliance Program Risk Analysis

A written risk assessment matrix / inventory format is used to identify areas where the Firm believes risk does, or may exist, and then to rank each area (High, Medium, Low) accordingly. Management will review any findings and/or recommended changes to policies, procedures, and practices for implementation, as deemed appropriate to Regents Park’s needs.

Responsible Party: Chief Compliance Officer or alternate person (must have sufficient knowledge and expertise in related compliance areas).

Chief Compliance Officer’s Annual Report

At least once each calendar year, the Chief Compliance Officer will provide a written report to the Board on the operation of the Compliance Program. The report will address, at a minimum:

1.	The operation of the Compliance Programs.

2.	Any material changes made to those Compliance Programs since the date of the last report.

3.	Any material changes to the Compliance Programs recommended as a result of the annual review.

4.	Each material compliance matter that occurred since the date of the last report. Material compliance matter means any compliance matter about which the Board would reasonably need to know to oversee Fund compliance. Material compliance matters include:

a)	Violations of federal securities laws (as defined in the Rule) by a Fund or a Fund Service Providers (or officers, directors, employees, or agents thereof);

b)	Violations of the Compliance Programs; or

c)	Weaknesses in the design or implementation of the Compliance Programs

5.	A review of each Fund Service Provider’s business continuity plan.

11	Political Contributions by Investment Advisers (Pay-to-Play)

Rule 206(4)-5 of the Advisers Act provides that an adviser who makes political contributions to an elected official who is in a position to influence the selection of the adviser to provide advisory services to a government entity will be barred for two years from providing advisory services for compensation to that government entity. The rule applies to the adviser as well as certain executives and employees of the adviser.

Regents Park Funds, LLC does not currently have any clients that are “government entities” as defined in the pay to play rule.

11.1               Key Terms

For purposes of these policies and procedures:

“Government entities” refers to any state or local government; any agency, authority or instrumentality of any state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant directed government plan (such as 529, 403(b) or 457 plans).

11.2               Disclosures and Pre-Clearance

Supervised persons must obtain prior approval from the CCO prior to retaining any government entity client.

Supervised persons also must promptly notify the CCO in the event any of our clients decides to run for political office or holds any local, state or government political office. Because the pay to play rule is complex and is subject to interpretation and amendment, Regents Park will need to review the effect on any such political position on our compliance program.

12	Registration

Regents Park’s policy is to monitor and maintain current registrations for the Firm and its Supervised Persons, where applicable, with state and federal regulatory agencies as required by law. Regents Park will not provide services in jurisdictions where it is not appropriately registered or where a de minimis or other exemption does not exist.

12.1               Firm Registration

Regents Park Funds, LLC is registered with the SEC. The CCO shall ensure that Regents Park maintains current registration/notice filings with the appropriate securities authorities.

Form ADV-W

In the event Regents Park ceases operations or becomes ineligible to be registered with the SEC for any reason, the CCO will, if appropriate, withdraw its registration by filing form ADV-W on IARD.

12.2               Investment Adviser Representative Registration/Licensing

The states have the authority to license individuals who provide investment advice to clients on behalf of an advisor, i.e. “Investment Adviser Representatives (“IAR”). This authority includes the right to require IARs to meet examination requirements set forth by the state.

Definition of IAR

An “investment adviser representative” of an investment adviser means a supervised person of the investment adviser:

1.	Who has more than five clients who are natural persons (other than “qualified clients” as defined under the SEC rules); and

2.	More than ten percent of whose clients are natural persons (other than “qualified clients” as defined under the SEC rules).

A supervised person is not an investment adviser representative if the supervised person:

1.	Does not on a regular basis solicit, meet with, or otherwise communicate with clients of the investment adviser; or

2.	Provides only impersonal investment advice (investment advisory services provided by means of written material or oral statements that do not purport to meet the objectives or needs of specific individuals or accounts).

Affiliated IARs

Supervised Persons who are also IARs will be registered/licensed as IARs of Regents Park or exempt from registration/licensing in the states in which Regents Park conducts business. Regents Park will maintain appropriate state registration(s) of its IARs. To assist in this process, Regents Park will maintain records of clients and their state of residence, and the IARs serving those clients.

The CCO or designee shall:

1.	With each new IAR to Regents Park, verify that the IAR becomes properly licensed in those states in which the IAR has a place of business, to the extent required by each state’s rules;

2.	With each new client, verify that the IAR(s) providing investment advice to that client is/are properly licensed in that client’s state of residence if so required by the state;

3.	Review or cause to review on an annual basis, all clients by state and by IAR, and verify that all required persons are licensed in the appropriate states; and

4.	Review or cause to review on an annual basis applicable state definitions of IARs and licensing requirements for IARs and verify Regents Park’s continued compliance with state requirements.

12.3               Annual Renewal

Regents Park will keep its registration(s) as well as IAR licensing current. Regents Park maintains registrations and licenses via the Investment Adviser Registration Depository (“IARD”) system. Each year, in accordance with the published IARD calendar, the CCO will obtain the preliminary renewal statement. The CCO will promptly and in accordance with IARD requirements fund the IARD account.

Prior to IARD processing of the annual renewals, the CCO will confirm proper funding of the IARD account. Shortly after the IARD processing of annual renewals, the CCO will obtain the final IARD renewal statement. In the event the final IARD renewal statement shows any deficiencies, the CCO will take the appropriate steps to promptly correct any deficiencies.

13	Disclosure

Regents Park’s policy is to maintain disclosure documents required by relevant regulation. Regents Park’s disclosure documents shall contain required information about the Firm’s advisory services, fees charged and actual and potential conflicts of interest of Regents Park and/or its Supervised Persons, among other things. Regents Park shall make these disclosures through its Form ADV Part 1, as maintained on the IARD system; through its Form ADV Part 2, which it provides to all clients and prospective clients; and through other letters, forms, reports, or statements as may be required.

13.1               Part 1 of Form ADV

Background

Part 1 of Form ADV (“ADV 1”) is used to submit investment adviser registration requests to regulators and to provide up-to-date information regarding the advisory firm and its business practices on an ongoing basis. ADV 1 is filed electronically through the IARD and is publicly available through the SEC’s website at http://www.adviserinfo.sec.gov.

ADV 1 contains two parts: Part 1A and Part 1B. Part 1A asks a number of questions about the Firm, its business practices and affiliations, and the persons who own and control the Firm. All advisers registering with the SEC or any of the state securities authorities must complete Part 1A. Part 1B requests additional information from state registered advisers.

Amendments

Investment advisers must amend their Form ADV each year by filing an annual updating amendment within 90 days after the end of the Firm’s fiscal year. When submitting the annual updating amendment, the Firm must update its responses to all items.

As part of the annual updating amendment, the Firm must report its regulatory assets under management. The regulatory assets under management reported on ADV 1 must be current within 90 days prior to the date of the annual amendment filing. Instructions for calculating regulatory assets under management can be found on the SEC’s web site.

In addition to the annual updating amendment, investment advisers must amend ADV 1 by filing additional amendments (other-than-annual amendments) promptly if information provided in response to certain items becomes inaccurate in any way or other certain information becomes materially inaccurate. Advisers should refer to the instructions to Form ADV.

13.2               Policies

1.	Regents Park’s policy is to keep our ADV 1 current and file annual updating amendments as required by regulation.

2.	Regents Park will accurately calculate and report our regulatory assets under management.

13.3               Procedures and Responsible Party

1.	The CCO will review ADV 1 at least annually and file an annual updating amendment to ADV 1 each year within 90 days after the end of Regents Park’s fiscal year, updating the response to all items. The CCO will review and approve the documents prior to submission and will be the signer of the document.

2.	The CCO will file an “other-than-annual amendment” to ADV 1 promptly (generally within 30 days) with any changes to the required items noted in the form instructions. In addition, the CCO will review ADV 1 whenever significant business changes occur to ensure that the ADV 1 remains accurate. The CCO will review, approve and sign the documents prior to submission and will be the signer of the document.

13.4               Recordkeeping

1.	The CCO will maintain copies of all ADV 1 filings and annual amendments made.

2.	The CCO will maintain records of the source information used to calculate regulatory assets under management reported on ADV 1, including amount of assets and number of accounts.

13.5               Part 2 of Form ADV

Background

Advisers are required to deliver to most clients a brochure and one or more brochure supplements containing all information required by Part 2 of Form ADV. Form ADV, Part 2 is a narrative plain English document designed to disclose information that would be meaningful to a client’s decision to hire or retain the adviser, including a description of the Firm’s business practices and affiliations, investment strategies and risks, disciplinary history, and conflicts of interest, and how the adviser addresses conflicts.

Part 2 of Form ADV (“ADV 2”) includes two sections: the “ADV 2A” firm brochure, in the form of a narrative plain English disclosure document and wrap fee program brochure Appendix 1, and the “ADV 2B” supplements, which give information on the individuals providing advice to clients.

ADV 2A (and, for state registered advisers, ADV 2B) must be submitted electronically through the IARD as a text-searchable pdf document and will be available to the public through the Commission’s web site. ADV 2A must be updated annually and promptly with any material changes, and ADV 2B must be updated promptly with any material changes.

Updating and Delivery Requirements

ADV 2A must be delivered initially to clients, before or at the time the client signs the advisory agreement. Advisers must update ADV 2A annually and promptly with any material changes. If material changes were made since the last annual update, advisers must deliver a summary of material changes to clients, either with a full updated brochure or an offer to send the current brochure. Advisers also have a delivery duty with any additions or material changes to disciplinary disclosures.

Advisers are not required to update the brochure between annual amendments solely because the amount of client assets under management or the Firm’s fee schedule has changed. However, if the adviser is amending the ADV 2A for an unrelated material change, the adviser must also include any material changes to its assets under management or its fee schedule since the most recent annual updating amendment.

ADV 2B must be delivered initially to clients for each Supervised Person who provides advisory services to the client before or at the time that person begins providing advisory services to that client. For purposes of the delivery requirements, a Supervised Person provides advisory services to a client if that person:

1.	Formulates investment advice for the client and has direct client contact; or

2.	Makes discretionary investment decisions for the client, even if the person has no direct client contact.

In the event of a change in the individual(s) providing advice to a client, advisers must also give clients an ADV 2B supplement for any new Supervised Persons before those persons begin providing investment advice to the client. Advisers must update ADV 2B promptly with any material changes. Advisers also have a delivery duty with any additions or material changes to disciplinary disclosures.

Delivery Exceptions

1.	Advisers are not required to deliver a brochure to certain types of clients, including investment companies registered under the Investment Company Act of 1940, business development companies, and clients receiving only impersonal investment advice who are charged less than $500 per year.

2.	Advisers are not required to deliver a brochure supplement to certain types of clients, including investment companies registered under the Investment Company Act, business development companies, clients receiving only impersonal investment advice, and officers, employees, or other persons related to the adviser that would be a “qualified client” of the Firm under Section 205-3(d)(1)(iii) of the Advisers Act.

3.	If a team comprised of more than five Supervised Persons provides investment advice, ADV 2B supplements only need to be provided for the five Supervised Persons with the most significant responsibility for the day-to-day advice provided to the client.

4.	Even if an adviser is not required to deliver a brochure or brochure supplement to a particular client, the adviser may still have a fiduciary duty to disclose to the client material information that could affect their decision to hire or retain the Firm, such as information about the Firm’s or Supervised Persons’ conflicts of interest and disciplinary information, or disclosure of a precarious financial position.

Calculation of Assets under Management

ADV 2A requires disclosure of the Firm’s assets under management. Advisers are permitted to calculate the assets under management disclosed in ADV 2A using a different method than regulatory assets under management are calculated in Item 5 of ADV 1. The Firm must maintain documentation describing the method used.

Disciplinary Disclosures

Item 9 of ADV 2A and Item 3 of ADV 2B require disclosure of material disciplinary information. The forms presume that any affirmative answer to these questions would be material to a client or prospective client, and the Firm is required to disclose details of the event. However, if the Firm determines that an event is immaterial, it may choose not to disclose the event. Advisers should consider the following factors when deciding whether an event is material:

1.	The proximity of the person involved in the disciplinary event to the advisory function;

2.	The nature of the infraction that led to the disciplinary event;

3.	The severity of the disciplinary sanction; and

4.	The time elapsed since the date of the disciplinary event.

If the Firm determines the event is not material, it must prepare and maintain a memorandum of its determination.

13.6               Policies

Regents Park policy is to at all times adhere to the requirements of Rule 204-3 of the Advisers Act in all material respects. RPF’s policy is to:

1.	Maintain and keep current our ADV 2A brochure and ADV 2B supplements for each Supervised Person who provides investment advice to clients.

2.	Ensure that all information that Regents Park reports in our brochure and brochure supplements is true and does not omit any material facts.

3.	Draft our ADV 2 disclosures in clear plain English language designed to make our disclosures understandable for clients.

4.	Provide each client with relevant information about the services and fees that are applicable to that client.

5.	Maintain required books and records relating to our brochure and brochure supplements.

13.7               Procedures and Responsible Party

Regents Park will observe the following procedures in fulfilling our disclosure obligations:

1.	All Supervised Persons should read and be familiar with the ADV 2 and report any inaccuracies, changes, or omissions to the CCO.

2.	Supervised Persons must promptly report to the CCO any legal or disciplinary event at time of hire and with any changes to that information.

3.	The CCO will ensure that any material legal or disciplinary events of the Firm or related persons are disclosed in ADV 2 if required.

4.	The CCO will keep current the financial books and records and regularly review the Firm’s financials. In the unlikely event the Firm should find itself in a precarious financial position, the CCO will take immediate steps to help correct the situation and will make disclosures in ADV 2 if required.

Form ADV Part 2A Firm Brochure

1.	The CCO will deliver the current ADV 2A to each new client before or at the time the client enters into an advisory agreement with Regents Park Funds.

2.	The CCO will update and file ADV 2A, annually, within 90 days of Regents Park’s fiscal year end in accordance with current Form ADV instructions. The CCO will review and approve the documents prior to submission.

3.	If material changes have been made since the last annual updating amendment, the CCO will ensure delivery to each client within 120 days of the Firm’s fiscal year end of either:

a.	A current brochure, including the summary of material changes; or

b.	The summary of material changes that includes an offer to provide a full copy of the current brochure without charge.

4.	The CCO will update and file ADV 2A promptly whenever any information in the brochure becomes materially inaccurate. The CCO will review and approve the documents prior to submission. If the amendment adds or materially revises disclosure of a legal or disciplinary event, the CCO will ensure delivery to clients of either:

a.	The amended brochure along with a statement describing the material facts relating to the change in disciplinary information; or

b.	A statement describing the material facts relating to the change in disciplinary information.

Form ADV Part 2B Brochure Supplement

1.	If the Supervised Person providing advice to the client changes, or an additional Supervised Person begins providing advice to the client, the CCO will deliver an ADV 2B supplement to the client for the new Supervised Person before or at the time that person begins providing investment advice to the client.

2.	If a Supervised Person begins to provide advisory services to a client as a result of another Supervised Person’s resignation or termination, the CCO will:

a.	Notify the client promptly that the Supervised Person previously providing advisory services to the client will no longer do so, and

b.	Deliver the ADV 2B supplement of the new Supervised Person to the client within 30 days after the Supervised Person begins to provide advisory services to the client.

3.	ADV 2B supplements may be delivered electronically, per Regents Park’s electronic delivery policies and procedures consistent with Commission guidance on electronic delivery.

4.	The CCO will update ADV 2B supplements for Supervised Persons promptly whenever any information in the brochure supplement becomes materially inaccurate. If the amendment adds or materially revises disclosure of a legal or disciplinary event, the CCO will ensure delivery to clients of either:

a.	The amended brochure supplement along with a statement describing the material facts relating to the change in disciplinary information; or

b.	A statement describing the material facts relating to the change in disciplinary information.

13.8               Recordkeeping

1.	The CCO will maintain in an appropriate file:

a.	A copy of each brochure and each amendment made to the brochure;

b.	Any summary of material changes created that is not contained in the brochure; and

c.	A record of the dates that each brochure, brochure amendment, or summary of material changes was delivered to any client or prospective client who subsequently becomes a client.

2.	The CCO will maintain in an appropriate file:

a.	A copy of each brochure supplement and each amendment made to the supplement; and

b.	A record of the dates that each brochure supplement amendment, or summary of material facts was delivered to any client or prospective client who subsequently becomes a client.

3.	The CCO will maintain in an appropriate file documentation describing the method used to compute assets under management in ADV 2A, if different than the method used to compute regulatory assets under management in Item 5 of ADV 1.

4.	If applicable, the CCO will maintain in an appropriate file a memorandum describing any legal or disciplinary event listed in Item 9 of ADV 2A or Item 3 of ADV 2B (Disciplinary Information) if it is not disclosed in the brochure or brochure supplement due to Regents Park’s determination that it is not material. The memorandum will explain Regents Park’s determination that the presumption of materiality is overcome and will discuss the four factors described in Item 9 of ADV 2A or Item 3 of ADV 2B (listed above).

14	Other Reporting

14.1               Disciplinary Disclosure

All Supervised Persons will report promptly to the CCO any legal or disciplinary event.

In addition, Regents Park requires the following:

1.	Upon commencement of employment and at least annually thereafter, every Supervised Person will complete a disciplinary disclosure form;

2.	Upon commencement of employment, every Supervised Person will provide to the CCO their most recent Form U5, to the extent that they have been previously registered;

3.	Upon the commencement of employment of an IAR, if it is required in order to register the IAR in any state(s), the CCO or designee will obtain from each IAR a completed and signed Form U4, including the disclosure of any disciplinary history;

4.	When submitting the new IAR’s Form U4 on the Central Registration Depository (“CRD”) electronic filing system, the CCO or designee will verify that the disciplinary disclosure history currently reported by the IAR matches the disciplinary history listed for the IAR on CRD;

5.	At the time of initial employment, if a Form U4 is required, the CCO will instruct the IAR of the obligation to keep current all information provided in Form U4 as well as any potential conflicts of interest;

6.	The CCO shall, at least annually, remind all IARs of the need to keep current their Form U4 and disclose any disciplinary issues; and

7.	In the event that any Supervised Person must make a disciplinary disclosure, that individual will bring it to the immediate attention of the CCO. The CCO in turn will take immediate steps to address the situation and make the necessary disclosures as required by law.

14.2               Form 13-F

Pursuant to Section 13(f) of the Exchange Act, an “institutional investment manager” who exercises investment discretion over $100 million or more in “Section 13(f) securities” is required to file quarterly reports on Form 13F with the Commission.

Regents Park is not currently responsible for filing Form 13F. In the event Regents Park’s aggregate Section 13(f) discretionary portfolio holdings approach $100 million, policies and controls will be adopted to address the Firm’s responsibilities under the rule.

14.3               Schedules 13D & 13G

Pursuant to Section 13(d) of the Securities Exchange Act of 1934 (“Exchange Act”), any person who beneficially owns more than five percent (5%) of a class of publicly traded equity securities is required to file a Schedule 13D within 10 days of exceeding the five percent (5%) threshold. Advisers with investment discretion are subject to this requirement because beneficial ownership is attributed to any person who has the power to vote a security or the power to buy or sell a security. In determining whether an adviser’s beneficial ownership exceeds five percent (5%), an adviser must aggregate the holdings of all client accounts over which it has discretionary authority, along with any proprietary accounts.

Pursuant to Section 13(d) of the Exchange Act, advisers are permitted to file a Schedule 13G in lieu of 13D if the investment adviser has acquired the securities in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of the issuer.

Regents Park Funds, LLC is not currently responsible for filing Form 13D or 13G. In the event Regents Park’s aggregate discretionary portfolio holdings exceeds five percent (5%) for any publicly traded equity security, policies and controls will be adopted to address the Firm’s responsibilities under the rule.

15	Investment Advisory Services

15.1               Background

Regents Park Funds, LLC was formed to sponsor, create, launch, market, distribute and manage the business of its funds, as well as to source and oversee the sub-advisers thereof.

As Adviser, Regents Park is responsible for Fund design including competitor analysis and fee determination, sourcing and overseeing the Sub-Adviser (due diligence, etc.), Fund registration, ongoing management of the Fund’s business and expense management, and compliance supervision and reporting on prospectus and regulatory requirements.

Regents Park will also be responsible for establishing the Fund’s distribution network and platform presence and coordinating with external Fund distribution. RPF will also work to distribute the Fund to its existing investor base and ever-growing prospective client list. Finally and importantly, Regents Park will monitor and evaluate the investment management compliance, performance and risk of the selected Sub-Adviser.

15.2               Advisory Agreements

Regents Park Funds, LLC serves as adviser to Anfield Capital Management, LLC; and Affinity Investment Advisors.

Adviser to Registered Investment Companies

Regents Park Funds, LLC serves as adviser to Affinity Investment Advisors (“Affinity”), the sub-adviser to the Affinity World Leaders Equity ETF (the “Affinity WLE Fund”), that is a series of the Northern Lights Fund Trust IV. The Trust is registered under the Investment Company Act of 1940. Regents Park is not affiliated with Northern Lights Trust.

Regents Park Funds, LLC also serves as adviser to Anfield Capital Management, LLC, the sub-adviser to the Anfield Capital Diversified Liquid Alternatives ETF (the “Anfield DLA Fund”), that is a series of the Northern Lights Fund Trust IV. The Trust is registered under the Investment Company Act of 1940. Regents Park is not affiliated with Northern Lights Trust.

15.3               Investment Management

Regents Park will delegate to each sub-adviser all day-to-day investment management duties including investment strategy determination, portfolio construction, securities selection and trading, portfolio risk management and Fund compliance.

15.4               Fund Investment Guidelines and Restrictions

Regents Park will oversee and monitor each Sub-Adviser’s adherence to the Fund’s investment guidelines and restrictions contained in its prospectus and SAI. The Adviser will work with the Sub-Adviser to create written investment guidelines for the Fund, which the Adviser and portfolio managers will routinely review to ensure Fund transactions are consistent with the Fund’s investment guidelines and restrictions. Both the Adviser and the Sub-Adviser have compliance personnel who will monitor the Fund’s investments on a daily basis to ensure compliance with prospectus and SAI restrictions.

15.5               Oversight and Monitoring

Oversight and monitoring for things such as material unauthorized deviations from the stated “style” and current model portfolio and process set forth by each sub-adviser, or excessive trading, etc. is accomplished by a multi-dimensional framework including Daily Trade Blotters where all trades submitted to Gemini are a seen at the end of each day, Gemini Daily Trade Confirmation Reports seen by all investment professionals at the start of each day. Critical to this effort are the Daily Portfolio Appraisal Reports - proprietary risk management reports, which calculate Value at Risk, Volatility contribution and risk concentrations for all Fund positions. The report is circulated daily and reviewed by the entire investment oversight team. Each week, the Oversight Committee including CEO (member) and General Counsel review a summary version of the Daily report showing Fund holdings and summary exposure and risk statistics versus the Fund investment guidelines, limitations and objectives.

15.6               Best Execution

Broker-Dealer selection will be delegated to the sub-advisers.

Regents Park shares the fiduciary obligation to seek best execution for Shareholders. Best execution is not determined simply by the lowest possible commission costs, but by the best overall qualitative execution. Best execution means executing securities transactions for clients in such a manner that the client’s total purchase costs or sale proceeds in each transaction are most favorable under the circumstances. Therefore we seek to achieve best execution by negotiating with our trading partners, concentrating trades to increase our negotiating leverage where possible and prudent, and always considering quality and accuracy of execution along with the overall service quality.

The general framework applied to evaluate Broker-Dealer selection and best execution is:

Regents Park believes primary objective in selecting a broker-dealer for any transaction or series of transactions is obtaining the best combination of execution price, efficiency of execution, instrument and market coverage, and quality of research and client service.

The Firm will evaluate broker-dealers based on various criteria such as:

1.	The trading costs;

2.	Quality and timeliness of execution

3.	Their ability to serve institutional advisors;

4.	The availability of a dedicated trading desk;

5.	The availability of a dedicated service team and that team’s responsiveness and level of service;

6.	Access to daily downloads into our portfolio management software;

7.	Security pricing support as needed;

8.	The accuracy and timeliness of the broker/dealer’s reports;

9.	Their brand identity, reputation, and integrity; and

10.	Their research resources;

At least annually, Regents Park’s Oversight Committee (OC) will review each trading relationship to ensure they remain high quality using the stated criteria. The OC and CCO will maintain records regarding the periodic reviews and documentation of the broker-dealer selection process, including the information received and evaluated and conclusions reached and decisions made.

16	Proxy Voting

Each Fund exercises its proxy voting rights with regard to the companies in that Fund’s investment portfolio, with the goals of maximizing the value of the Fund’s investments, promoting accountability of a company’s management and board of directors to its shareholders, aligning the interests of management with those of shareholders, and increasing transparency of a company’s business and operations.

In general, Regents Park believes that each sub-adviser, which selects the individual companies that are part of each Fund’s portfolio, is the most knowledgeable and best suited to make decisions about proxy votes. Therefore, Regents Park defers to and relies on the sub-adviser, as appropriate, to make decisions on casting proxy votes.

16.1               Proxy Voting Policy

It is the policy of Regents Park to identify any potential conflicts of interest prior to the voting of any proxies. When reviewing proxy proposals, the CCO will monitor for conflicts of interest. If the proposal falls within our predetermined voting guidelines, we will vote according to the guidelines. If a conflict is identified, Regents Park may disclose the conflict to the applicable clients or contact a third party to advise Regents Park to determine the vote and/or provide voting recommendations.

It is feasible that from time to time a potential conflict of interest may arise in the voting of proxies. Such conflicts may occur if an adviser manages a pension plan, administers employee benefit plans, or provides brokerage, underwriting, insurance, or banking services to a company whose management is soliciting proxies. Failure to vote in favor of management may harm the adviser’s relationship with the company. The adviser may also have relationships with participants in proxy contests, corporate directors or candidates for directorships. For example, an executive of the adviser may have a spouse or other close relative who serves as a director or executive of a company. Another potential conflict of interest would be voting for an increase in 12b-1 fees when this is a source of compensation for advisers.

16.2               Proxy and Mirror Voting

Section 12(d)(1) of the 1940 Act restricts investments by registered investment companies in the securities of other investment companies. Section 12(d)(1)(A) states that a registered investment company may not invest in the securities of another investment company if the acquiring company owns more than 3% of the total outstanding voting securities of the acquired company; the acquiring company owns securities issued by the acquired company with an aggregate value greater than 5% of its total assets; or the acquiring company owns securities issued by the acquired company and all other investment companies having an aggregate value greater than 10% of the value of its total assets.

Mirror Voting

Regents Park may invest in other investment companies in excess of the limitations in section 12(d)(1) of the 1940 Act. In order to benefit from the safe harbor of section 12(d)(1)(F), these Funds must mirror vote proposals on proxies issued by underlying investment companies.

Mirror voting means that the Fund votes its shares in the same proportion that all shares of the ETFs are voted, or in accordance with instructions received from fund shareholders, pursuant to Section 12(d)(1)(F) of the 1940 Act.

In addition, the Funds may invest in underlying investment companies in excess of the limitations prescribed within the 12d-1 safe-harbor. Such Funds may participate in exemptive orders of underlying investment companies to the extent the Trust have signed the requisite participation agreements.

Regents Park provides quarterly certifications with respect to its adherence to its proxy voting and exemptive order policies and procedures.

16.3               Form N-PX

Except with respect to sub-advised Funds, the Adviser is responsible for voting proxies for all portfolio securities of the Funds and keeping certain records relating to how the proxies were voted as required by the Advisers Act. The Adviser and the Sub-Adviser shall provide a complete voting record for the Funds, as requested.

Annual Report of Proxy Voting Record

Form N-PX is used by Funds to file reports with the SEC containing the Fund’s proxy voting record for the most recent 12-month period ending June 30. The Form must be filed not later than August 31 of each year. The following information must be collected for the Trust separately for Fund in order to complete and file Form N-PX:

1.	The name of the issuer of the Fund security;

2.	The exchange ticker symbol of the Fund security;

3.	The CUSIP number (may be omitted if not available through reasonably practicable means);

4.	The shareholder meeting date;

5.	A brief description of the matter voted on;

6.	Whether the matter was proposed by the issuer or the security holder;

7.	Whether the Fund cast its vote on the matter;

8.	How the Fund cast its vote (e.g., for or against proposal, or abstain; for or withhold regarding election of directors)

9.	Whether the Fund cast its vote for or against management

10.	The Funds may invest in other mutual funds and ETFs, which have no requirement to have an annual meeting. Therefore, proxy votes on mutual funds and ETFs are rare.

16.4               Compliance Process

1.	The Fund manager shall complete a Form N-PX Report at the time a Fund manager votes proxies on behalf of a Fund.

2.	The Fund manager shall keep one copy of each completed of the Form N-PX Report and deliver a copy to the Chief Compliance Officer.

3.	At least 30 days prior to August 31, the Chief Compliance Officer shall review the Adviser’s corporate action records to determine whether any proxy votes were cast on behalf of the Fund for which reports were not filed. If an unreported vote is discovered, the Chief Compliance Officer shall contact the Fund manager for an explanation and documentation.

4.	The Chief Compliance Officer shall compile all Form N-PX reports submitted for the 12-month period ended June 30 and complete Form N-PX.

5.	Completed Form N-PX shall be sent to the Administrator who shall file Form N-PX with the SEC.

16.5               Recordkeeping

Regents Park will maintain the following records relating to our proxy voting procedures:

1.	Our proxy voting procedures and policies, and all amendments;

2.	All proxy statements received regarding client securities (provided however, that Regnets Park may rely on the proxy statement filed on EDGAR as its records);

3.	A record of all votes cast on behalf of clients;

4.	Records of all client requests for proxy voting information;

5.	Any documents prepared by Regents Park that were material to making a decision how to vote or that memorialized the basis for the decision; and

6.	All records relating to requests made to clients regarding conflicts of interest in voting the proxy.

7.	Documentation to support the method selected to resolve potential or actual conflicts of interests relating to a proxy proposal.

16.6               Pre-Trade Procedures for Funds of Funds

Regents Park may invest in series of other investment companies, including, but not limited to, mutual funds, closed end funds and ETFs (each an “Underlying Fund”). Fund investments in

Underlying Funds are governed by Section 12d-1 of the 1940 Act, which restricts the amount that one investment company can invest in another.

By adopting “mirror voting” policies, Regents Park may rely on the safe harbor of Section 12d-1F of the 1940 Act, which permits broader latitude to invest in Underlying Funds.

In addition, Regents Park may further exceed the restrictions on investing in Underlying Funds through exemptive relief with the SEC. Regents Park has the ability to invest in Underlying Funds beyond the Section 12d-1F safe harbor, without directly obtaining an exemptive order, by participating in the exemptive orders of Underlying Funds (ETFs, mostly).

16.7               Oversight/Monitoring of SEC Exemptive Order Conditions

Prior to purchasing shares in an underlying ETF, mutual fund or closed end fund (and certain other investment companies), Regents Park will (1) ascertain the AUM of the underlying fund; (2) determine if the purchase would result in the Fund owning 3% or more of the outstanding shares of the underlying fund; and if not, whether any other Fund advised by Regents Park and other investment company accounts under its investment discretion own shares in the underlying fund; (3) will all Funds advised by Regents Park and other investment company accounts under Regents Park investment discretion, in the aggregate, including the anticipated purchase, own 3% or more of the outstanding shares of the underlying fund. If not, Regents Park can make the purchase

As the Advisor, Regents Park conducts post-trade portfolio compliance monitoring that includes monitoring for certain aspects of Section 12d-1 compliance, such as the three percent limit on a Fund’s ownership of the outstanding shares of an Underlying Fund. The CCO must ensure pre-trade compliance with investment restrictions under Section 12d-1, and must report compliance with said Section to the board on a quarterly basis.

16.8               Exchange Listing Compliance for ETFs

As long as each Fund operates in reliance on the applicable Exemptive Order, its shares must be listed on a national securities exchange.

Regents Park shall semi-annually review compliance of each Fund with the listing exchange’s requirements for continued listing and shall confirm payment of all listing fees. Regents Park shall promptly share any communications from the listing exchange with the Chief Compliance Officer and Trust Counsel.

17	Disclosure of Portfolio Holdings

Form N-1A requires a fund to disclose in its SAI the fund’s policies and procedures regarding disclosure of portfolio holdings and any ongoing arrangements to make available information about its portfolio holdings. A fund’s prospectus also is required to state that a description of the fund’s policies and procedures is available in its SAI and, if applicable, on its website.

No sooner than 60 days after the end of each quarter/semi-annual period, each Fund will make available a complete schedule of its portfolio holdings as of the last day of the quarter/semi-annual period. The Trust files with the SEC a Form N-CSR or a Form N-Q report for the period that includes the date as of which that list of portfolio holdings was current. Each filing discloses each Fund’s portfolio holdings as of the end of the applicable quarter.

Under limited circumstances, as described below, a Fund’s portfolio holdings may be disclosed to, or known by, certain third parties in advance of their publication. In each case, a determination has been made that such advance disclosure is supported by a legitimate business purpose and that the recipient is subject to a duty to keep the information confidential.

For ETFs, the public may be able to discern the contents of an ETF’s portfolio because each ETF is expected to operate pursuant to an exemptive order, which requires either (i) that the ETF publish its full portfolio on a post-trade basis or, (ii) except in limited circumstances (e.g., custom baskets and index rebalancings, and reconstitutions), that the ETF conduct any in-kind transactions to purchase or redeem its shares for a pro rata slice of the ETF’s portfolio, which is expected to result in the public disclosure of the ETF’s portfolio.

18	Maintaining Client Relationships

18.1               Client Complaints

Regents Park’s policy, as a fiduciary to its clients, requires a prompt, complete, and fair investigation of any client complaint. Client complaints will be resolved in a prompt and fair manner and be properly documented.

A “complaint” is generally any written statement by a client, or person acting on behalf of the client, alleging a grievance involving the activities of a Supervised Person in connection with investment advice given, breach of Regents Park’s contractual obligations, and/or misrepresentation of services offered.

Complaints may include, but are not limited to:

1.	Complaints concerning any aspect of a contract, account, portfolio and/or policy;

2.	Complaints regarding service, lack of service, or improper service;

3.	Complaints regarding sales method;

4.	Complaints involving misuse of position or authority;

5.	Complaints involving allegations of the violation of any provision of the law; or

6.	Complaints from the DOC, SEC or State Securities Departments.

Anyone expressing oral grievances should be referred to the CCO who will evaluate the grievance as to whether the client should be encouraged to submit it as a written complaint. Consequently, any oral grievances received from anyone threatening litigation against the Firm and/or complaint to any regulatory body must be reported to the CCO immediately.

Typically, complaints do not include a client’s dissatisfaction with overall market conditions. However, any such written communications from clients will also be forwarded to the CCO so that an appropriate determination can be made as to whether it is in fact a complaint and so that an appropriate response can be generated, regardless of its status as a complaint or not.

In the event that any Supervised Person receives a written complaint from a client, regardless of the form of the complaint;, e-mail, letter, or fax, the Supervised Person will immediately forward the complaint to the CCO. The CCO will determine the appropriate response and promptly address the client complaint.

Responses to written complaints from clients will be in writing and resolutions of a written client complaint will be in writing. Documentation of a written client complaint, including but not limited to the original written complaint and written responses and documentation of the resolution of the complaint will be filed in the Firm’s client complaint file. Additionally, a copy of these records may also be maintained in the client file.

19	Custody

Regents Park’s sole business is providing investment advice and related services. Consequently, the Firm does not serve as a custodian for client funds. The following sub-sections are provided for instructional purposes only.

It is the Firm’s policy to adhere to the requirements under § 275.206(4)-2, as amended, for any account for which Regents Park is deemed to have custody, so that our clients’ funds and securities are safeguarded from conversion or inappropriate use by Supervised Persons.

19.1               Definition of Custody

Advisers may be deemed to have custody for various reasons. An adviser has custody:

1.	When it has any possession or control of client funds or securities;

2.	If it has the authority to withdraw funds or securities from a client’s account; or

3.	If it acts in any capacity that gives it legal ownership of the client’s assets or access to those assets.

Inadvertent receipt by Regents Park of client assets (cash or securities), as long as they are returned to the sender within three business days of receipt or, in the case of checks drawn by the client and made payable to third parties, forwarded promptly to the third party, does not constitute “having custody.” (See additional policies under Inadvertent Receipt below.)

19.2               Definition of Qualified Custodian

A Qualified Custodian must be one of the following:

1.	A bank as defined in Section 202(a)(2) of the Advisers Act or a savings association as defined in Section 3(b)(1) of the Federal Deposit Insurance Act that has deposits insured by the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act;

2.	A broker-dealer registered under Section 15(b)(1) of the Securities Exchange Act of 1934, holding the client assets in customer accounts;

3.	A futures commission merchant registered under Section 4f(a) of the Commodity Exchange Act, holding the client assets in customer accounts, but only with respect to clients’ funds and security futures, or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon; or

4.	A foreign financial institution that customarily holds financial assets for its customers, provided that the foreign financial institution keeps the advisory clients’ assets in customer accounts segregated from its proprietary assets.

19.4               Handling of Client Funds

Inadvertent Receipt

Regents Park will not be deemed to have custody of client funds and securities that it receives inadvertently, provided certain facts and policies are met. In the event that any Supervised Person of Regents Park inadvertently receives certain funds or securities from third parties that were meant for the client, immediately notify the CCO. Regents Park will observe the following procedures:

1.	Regents Park will promptly identify any client assets inadvertently received;

2.	Regents Park will promptly identify the client (or former client) to whom such client assets are attributable;

3.	Regents Park will promptly forward the client assets to the client (or former client) or sub-adviser, but in no event later than five business days following Regents Park’s receipt of such assets;

4.	Regents Park will promptly return to the appropriate third-party any inadvertently received client assets that are not forwarded to the client (or former client) or sub-adviser, but in no event later than five business days following receipt of such assets;

5.	Regents Park will maintain and preserve appropriate records of all client assets inadvertently received, including a written explanation of whether (and, if so, when) the client assets were forwarded to the client (or former client) or sub-adviser, or returned to third-parties;

6.	Regents Park will not impose any additional charges to any party for the forwarding of these items; and

7.	Regents Park will send (and maintain a copy for its records) a letter to any third-party that sends it funds or securities stating that any future mailings should be sent directly to the client.

If Regents Park inadvertently receives any securities/funds/assets from the client, immediately notify the CCO, and observe the following policies and procedures:

1.	In the event Regents Park inadvertently receives client funds or securities from the client, the items will be returned to the client as soon as possible, but no later than three (3) business days after receipt.

2.	Regents Park will maintain and preserve appropriate records of all client assets inadvertently received, including a written explanation of whether (and, if so, when) the client assets were forwarded to the client (or former client) or sub-adviser, or returned to third parties.

20	Books and Records

Regents Park’s policy is to maintain, in a proper and well-organized manner, the books and records required under SEC’s §275.204-2 as appropriate for the Firm’s business. It is also the Firm’s policy to retain, at an appropriate office of the adviser or service provider, for two years, and at least an additional three years in a readily accessible place, the appropriate and required records.

RPF maintains some records in paper format and other records in electronic format on digital media. For records stored electronically, the records will be arranged and indexed in a way that permits easy location, access, and retrieval of a particular record. The CCO or designee will arrange to store separately from any original electronic record a duplicate electronic copy of the record. Access to the records are limited to authorized persons of Regents Park, and the Firm has taken steps to maintain and preserve the records so as to reasonably safeguard them from loss, alteration, or destruction, as discussed under the section titled Privacy Policy.

Regents Park will be able to provide a legible true and complete copy of the record (including reproduction of a non-electronic original record) in the medium and format in which it is stored; a legible true and complete printout of the record; and means to access, view and print the records.

Following is a table of the books and records RPF will maintain, where appropriate, and the designated person responsible for the maintenance of those records.

20.1               Required Records

Responsible Person and Method of Storage
Record to be kept according to §275.204-2
(1) A journal or journals, including cash receipts and disbursements, records, and any other records of original entry forming the basis of entries in any ledger.	The CEO or designee will maintain these records in a standard accounting package.

(2) General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts.
(3) A memorandum of each order given by the investment adviser for the purchase or sale of any security, of any instruction received by the investment adviser concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Such memoranda will show the terms and conditions of the order, instruction, modification or cancellation; will identify the person connected with the investment adviser who recommended the transaction to the client and the person who placed such order; and will show the account for which entered, the date of entry, and the bank, broker or dealer by or through whom executed where appropriate. Orders entered pursuant to the exercise of discretionary power will be so designated.	The CEO maintains trade tickets.
(4) All check books, bank statements, cancelled checks and cash reconciliations of the investment adviser.	The CEO or designee will maintain well- organized files of these records.

(5) All bills or statements (or copies thereof), paid or unpaid, relating to the business of the investment adviser as such.

Responsible Person and Method of Storage
Record to be kept according to §275.204-2
(6) All trial balances, financial statements, and internal audit working papers relating to the business of such investment adviser.	The CEO or designee will maintain these records in a standard accounting package.

(7) Originals of all written communications received and copies of all written communications sent by such investment adviser relating to:

(i) Any recommendation made or proposed to be made and any advice given or proposed to be given,
(ii) Any receipt, disbursement or delivery of funds or securities, or
(iii) The placing or execution of any order to purchase or sell any security: Provided, however, (a) that the investment adviser will not be required to keep any unsolicited market letters and other similar communications of general public distribution not prepared by or for the investment adviser, and (b) that if the investment adviser sends any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than 10 persons, the investment adviser will not be required to keep a record of the names and addresses of the persons to whom it was sent; except that if such notice, circular or advertisement is distributed to persons named on any list, the investment adviser will retain with the copy of such notice, circular or advertisement a memorandum describing the list and the source thereof.

Supervised Persons will file all written communication sent and received in appropriately designated files. E-mails will be retained according to the Firm’s e-mail policy.

The CCO or designee will keep a master file of these records.

(8) A list or other record of all accounts in which the investment adviser is vested with any power of attorney with respect to the funds, securities or transactions of any client.	The CCO or designee will maintain client agreements, and other written agreements in separate or specially designated files, as appropriate.

(9) All powers of attorney and other evidences of the granting of any discretionary authority by any client to the investment adviser, or copies thereof.
(10) All written agreements (or copies thereof) entered into by the investment adviser with any client or otherwise relating to the business of such investment adviser as such.

(11) A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with such investment adviser), and if such notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommends the purchase or sale of a specific security and does not state the reasons for such recommendation, a memorandum of the investment adviser indicating the reasons therefore.

Books and records required under this section will be maintained and preserved in an easily accessible place for a period of not less than five years, the first two years in an appropriate office of the investment adviser, from the end of the fiscal year during which the investment adviser last published or otherwise disseminated, directly or indirectly, the notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication.

(12) (i) A copy of the investment adviser’s code of ethics adopted and implemented pursuant to § 275.204A-1 that is in effect, or at	Items 12 -14 will be maintained by the CCO or designee.

Responsible Person and Method of Storage
Record to be kept according to §275.204-2
any time within the past five years was in effect; (ii) A record of any violation of the code of ethics, and of any action taken as a result of the violation; (iii) A record of all written acknowledgments as required by § 275.204A-1(a)(5) for each person who is currently, or within the past five years was, a supervised person of the investment adviser
13)(i) A record of each report made by an Access Person as required by the Adviser Act Codes of Ethics Rule or account statements retained in lieu of such reports; (ii) A record of the names of persons who are currently, or within the past five years were, Access Persons of the investment adviser; (iii) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Access Persons, for at least five years after the end of the fiscal year in which the approval is granted.
(14)(i) A copy of each brochure and brochure supplement, and each amendment or revision to the brochure and brochure supplement, that satisfies the requirements of Part 2 of Form ADV; any summary of material changes that satisfies the requirements of Part 2 of Form ADV but is not contained in the brochure; and a record of the dates that each brochure and brochure supplement, each amendment or revision thereto, and each summary of material changes not contained in a brochure was given to any client or to any prospective client who subsequently becomes a client.
(ii) Documentation describing the method used to compute managed assets for purposes of Item 4.E of Part 2A of Form ADV, if the method differs from the method used to compute regulatory assets under management in Item 5.F of Part 1A of Form ADV.
(iii) A memorandum describing any legal or disciplinary event listed in Item 9 of Part 2A or Item 3 of Part 2B (Disciplinary Information) and presumed to be material, if the event involved the investment adviser or any of its supervised persons and is not disclosed in the brochure or brochure supplement described in paragraph (a)(14)(i) of this section. The memorandum must explain the investment adviser’s determination that the presumption of materiality is overcome, and must discuss the factors described in Item 9 of Part 2A of Form ADV or Item 3 of Part 2B of Form ADV.
15) All written solicitation acknowledgments of receipt obtained from clients and copies of the disclosure documents delivered to clients by solicitors.	Items 15 -22 will be maintained by the CEO or designee.
(16) All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with such investment adviser); provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits,

Responsible Person and Method of Storage
Record to be kept according to §275.204-2

and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts will be deemed to satisfy the requirements of this paragraph.

Books and records required to be made under this section will be maintained and preserved in an easily accessible place for a period of not less than five years, the first two years in an appropriate office of the investment adviser, from the end of the fiscal year during which the investment adviser last published or otherwise disseminated, directly or indirectly, the notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication.

(17)(i) A copy of the investment adviser’s compliance policies and procedures that are in effect, or at any time within the past five years were in effect and (ii) Any records documenting the investment adviser’s annual review of those policies and procedures.
(18) A copy of any internal control report obtained or received pursuant to Rule 206(4)-2(a)(6)(ii).

19) (i) Books and records that pertain to § 275.206(4)-5 containing a list or other record of:

(A) The names, titles and business and residence addresses of all covered associates of the investment adviser;
(B) All government entities to which the investment adviser provides or has provided investment advisory services, or which are or where investors in any covered investment pool to which the investment adviser provides or has provided investment advisory services, as applicable, in the past five years, but not prior to September 13, 2010;
(C) All direct or indirect contributions made by the investment adviser or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a State or political subdivision thereof, or to a political action committee; and
(D) The name and business address of each regulated person to whom the investment adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf, in accordance with § 275.206(4)-5(a)(2).

(ii) Records relating to the contributions and payments referred to in paragraph (a)(18)(i)(C) of this section must be listed in chronological order and indicate:

(A) The name and title of each contributor;
B) The name and title (including any city/county/State or other political subdivision) of each recipient of a contribution or payment;
(C) The amount and date of each contribution or payment; and
(D) Whether any such contribution was the subject of the exception for certain returned contributions pursuant to § 275.206(4)-5(b)(2).

Responsible Person and Method of Storage
Record to be kept according to §275.204-2
(iii) An investment adviser is only required to make and keep current the records referred to in paragraphs (a)(18)(i)(A) and (C) of this section if it provides investment advisory services to a government entity or a government entity is an investor in any covered investment pool to which the investment adviser provides investment advisory services.

(20) If an investment adviser has custody or possession of securities or funds of any client, the records required to be made and kept under paragraph (a) of this section will include:

(1) A journal or other record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts.
(2) A separate ledger account for each such client showing all purchases, sales, receipts and deliveries of securities, the date and price of each purchase and sale, and all debits and credits.
(3) Copies of confirmations of all transactions effected by or for the account of any such client.
(4) A record for each security in which any such client has a position, which record will show the name of each such client having any interest in such security, the amount or interest of each such client, and the location of each such security.
(5) A memorandum describing the basis upon which you have determined that the presumption that any related person is not operationally independent under § 275.206(4)-2(d)(5) has been overcome.

(21) Every investment adviser who renders any investment supervisory or management service to any client will, with respect to the portfolio being supervised or managed and to the extent that the information is reasonably available to or obtainable by the investment adviser, make and keep true, accurate and current:

(i) Records showing separately for each such client the securities purchased and sold, and the date, amount and price of each such purchase and sale.
(ii) For each security in which any such client has a current position, information from which the investment adviser can promptly furnish the name of each such client, and the current amount or interest of such client

(22) Every investment adviser that exercises voting authority with respect to client securities must, with respect to those clients, make and retain the following:

(i) Copies of all policies and procedures required by §275.206(4)-6.
(ii) A copy of each proxy statement that the investment adviser receives regarding client securities. An investment adviser may satisfy this requirement by relying on a third party to make and retain, on the investment adviser’s behalf, a copy of a proxy statement (provided that the adviser has obtained an undertaking from the third party to provide a copy of the proxy statement promptly upon request) or may rely on obtaining a copy of a proxy

Responsible Person and Method of Storage
Record to be kept according to §275.204-2
statement from the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.
(iii) A record of each vote cast by the investment adviser on behalf of a client. An investment adviser may satisfy this requirement by relying on a third party to make and retain, on the investment adviser’s behalf, a record of the vote cast (provided that the adviser has obtained an undertaking from the third party to provide a copy of the record promptly upon request).
(iv) A copy of any document created by the adviser that was material to making a decision how to vote proxies on behalf of a client or that memorializes the basis for that decision.
(v) A copy of each written client request for information on how the adviser voted proxies on behalf of the client, and a copy of any written response by the investment adviser to any (written or oral) client request for information on how the adviser voted proxies on behalf of the requesting client.
(23) Articles of incorporation, charters, minute books, and stock certificate books of the investment adviser and of any predecessor, will be maintained in the principal office of the investment adviser and preserved until at least three years after termination of the enterprise.	Regents Park administration will maintain records in such a way that it can identify records of any client.

20.2               Electronic Record Retention

Regents Park utilizes a third party hosted solution to store and backup its electronic files. We will request and maintain a copy of the service provider’s business continuity plan to ensure that the provider has adequate backup procedures in place. Some local records and records stored on laptops are also backed up on a daily basis to an external hard drive. These data backups help to ensure that RPF maintains access to all e-mail messages and other electronic records and can provide regulators with historical records when requested.

Scanning

As an additional back-up measure, Regents Park scans many of its required hard copy records on to the server. This not only serves the purpose of maintaining important records in the event of physical damage to the originals such as fire or flood but also provides additional access to accommodate requests from our regulators.

In the event that the original record will be destroyed once it is scanned, care must be taken to ensure that the electronic copy has been created properly. This includes verification that both sides of all two-sided pages have been scanned and that the electronic record is in no way corrupt.

21	Privacy Policy

Regents Park policy is to comply with applicable state and federal regulation with respect to the protection of the nonpublic personal information of its clients. Consequently, to safeguard clients’ nonpublic personal information, RPF has adopted various physical, electronic, and procedural measures and procedural measures, which are detailed below.

In the course of regular business activity, clients provide personal information about themselves and other family members. Regents Park respects and protects each client’s right to privacy. No Supervised Person may disclose nonpublic personal information about clients to any third-party, including affiliates, except as required or permitted by law and to carry out the services provided to those clients. Any violation of this policy must be reported to the CCO immediately.

21.1               Definitions

For purposes of this policy, the terms “Client” and “Confidential Information” have the following definitions:

“Client” means:

1.	An individual with a specific and continuous relationship with RPF who obtains or has obtained a financial product or service from us used primarily for personal, family or household purposes; or

2.	That individual’s designated representative.

“Confidential Information” is personally identifiable private information (information not available from public sources such as the phone book or a website) about the client or consumer, including information regarding name and address, age, social security number, assets, income, net-worth, account balance, account number, bank account information, beneficiary information and investment activity (such as purchase and redemption history).

21.2               Privacy Notice

In accordance with applicable state and federal laws, Regents Park has adopted a written Privacy Notice and Privacy Policies and Procedures to ensure the protection of nonpublic client information. RPF’s Privacy Notice is included in Part 2 of Form ADV.

The CCO will review the Firm’s Privacy Notice and Privacy Policies and Procedures at least annually to ensure that they remain current and accurate. If changes are made to the Privacy Notice, the CCO or designee will be responsible for promptly sending a copy of the new Notice to each client.

Initial Delivery

Regents Park will make its written Privacy Notice available to each new client no later than at the time the client signs Regents Park’s Agreement. Client’s acknowledgment of the availability of RPF’s Privacy Notice will be documented on the Agreement.

Opt-out Rights

Regents Park only shares nonpublic personal information as permitted by the GLBA under those circumstances that do not require the Firm to provide clients with notice and opt-out rights.

Change Notification

If changes are made to the Firm’s policies and procedures with regard to disclosing nonpublic personal information, the CCO or designee will be responsible for promptly sending a copy of the new Notice to each client. The CCO will maintain evidence of each such mailing in a designated file as part of the Firm’s books and records.

21.3               Data Protection

Supervised Persons must make every effort to help ensure that reasonable steps are taken to protect against unauthorized access to client information. Data protection extends to any information obtained through a sub-advisory relationship, and covers transactions in any fund advised by Regents Park or security contained in any fund advised by Regents Park, whether sub-advised or not. RPF must also protect trade and client information from any other sub-advisory relationship.

Adequate measures must be observed not only throughout the business day but also outside business hours in order to ensure that our clients’ data remains secure.

Supervised Persons will adhere to the following procedures to safeguard the privacy of such information:

Limited Sharing of Information

1.	Regents Park restricts access to a client’s non-public personal information to those employees who need to know that information to provide products or services to the client;

2.	No nonpublic personal client information will be given to any non-affiliated third-parties except:

a.	With the express written consent of the client;

i.	In certain instances, at the CCO’s discretion, a client’s verbal request to share information with non-affiliated-third-parties (i.e., the client’s CPA, attorney, or other advisors) may be honored. In such cases, the CCO or designee will follow-up with a written authorization naming the third-party, which shall be maintained in the client’s file;

b.	To vendors, which include independent contractors, utilized to provide RPF’s services to its clients; and

c.	To other entities as required or permitted by law;

The information shared will be limited to that information necessary for the third-party to perform its services; and

3.	Agreements with third-party vendors must contain clauses that limit the vendor’s use of client nonpublic personal information for providing contracted services to clients and for the reasonable safeguard of that information. When the agreements do not contain such clauses, Regents Park will collect a confidentiality/non-disclosure agreement from the vendor. The CCO will maintain all contracts executed with vendors. We may also periodically request certification from these vendors that they have complied with the safeguarding provisions of the confidentiality/non-disclosure clause or agreement. RPF will create and maintain a vendor list with the type of access they have and why, including employees.

Physical Safeguards

1.	Printed client information for individual clients (copies of account applications, Agreements, etc.) will be filed in appropriately designated folders, which are kept in a cabinet that remains locked when not in use.

2.	Supervised Persons must adopt a “clean desk policy” for any files they are working on. Supervised Persons must ensure that client files are stored in a locked desk drawer or cabinet overnight.

3.	The doors to the Regents Park offices will be kept locked when the office is not in use. Keys and/or access shall only be provided to those persons with a need for access.

4.	Regents Park shreds discarded client nonpublic information. The Firm has an electric shredder on premises.

5.	Generally, client files are not removed from our business premises. If it is necessary to temporarily remove files from the premises, proper care will be observed in the transport and storage of such information.

Electronic Safeguards

1.	External computer access shall be firewall protected. Access of employees or vendors working remotely may also be limited to specific files or folders through the use of password protection.

2.	Anti-virus software shall be run and maintained regularly on computers receiving incoming communications.

3.	Regents Park personnel shall be vigilant to potential phishing attacks:

a.	Personnel shall take reasonable steps to confirm the identity of any client or other authorized person requesting client nonpublic information before providing such information; and

b.	Personnel shall take reasonable steps to confirm the identity of individuals and the security or authenticity of any websites before providing company confidential information, including but not limited to, account numbers, passwords.

4.	All computers are password protected. Users will manually log out at the close of business each day and computers will be set to automatically log out after several minutes of inactivity throughout the day.

5.	Client information that is maintained on computer software programs used by Regents Park will be protected either with passwords to unlock access to the machines or passwords to access the particular programs. Access will only be provided to those persons with a “need to know.”

6.	Upon termination of an employee, any passwords that could be used to access firm systems or client accounts on a remote basis will be immediately changed. This includes individual as well as firm-wide passwords.

7.	Reasonable efforts will be made to protect any client nonpublic personal information sent electronically using RPF’s systems. Encryption technology will be utilized to the extent possible and when satisfactory decryption measures are available to all authorized parties to the encrypted data. To accomplish this, we will contract with an e-mail encryption service provider or other means. Alternatively, password protection may be utilized when sending client non-public personal information.

8.	Third-party providers that have access to clients’ nonpublic personal information shall be expected to access and/or store such information using adequate safeguards and protections. We will inquire about each provider’s respective policies before sharing client nonpublic personal information.

9.	Portable data storage devices containing client nonpublic personal information, when removed from the premises, shall remain in the safekeeping of a Supervised Person at all times. The Supervised Person will exercise the same standards of care as outlined in these policies when entrusted with any such device.

10.	No client records may be saved directly onto laptops; however, laptops may be used outside of RPF’s primary office to access company files via the hosted server.

11.	Client information maintained electronically will be completely erased prior to selling, transferring and/or disposing of the computer or electronic media containing such information.

Supervised Persons must report any known unauthorized breach, theft or loss of nonpublic personal information or any violation of these policies to the CCO immediately.

21.4               Third-Party Service Providers

Regents Park has entered into written agreements with a number of unaffiliated third-party companies that provide various services to RPF in order for the Firm to provide certain services to its clients. Regents Park will perform reasonable due diligence of its service providers to help ensure that:

1.	The service provider is adhering to all terms of any written agreement and performing services under such agreement to the satisfaction of Regents Park;

2.	The service provider can produce required and requested records within a reasonable amount of time and records are accurate and complete;

3.	The service provider has reasonable controls in place to help safeguard the privacy of non-public information pertaining to its clients, including to RPF and its clients.

22	Electronic Communications

22.1               E-Mail

Regents Park’s policy is to maintain all written communication as required by §275.204-2. E-mail that is considered written communication under the rule will be maintained accordingly. In order to comply with the rule, Regents Park requires all Supervised Persons to adhere to the following policies and procedures:

1.	All Supervised Persons are responsible for using Regents Park-issued e-mail addresses for all business related purposes. Under no circumstances shall any business related correspondence be conducted through non-company e-mail addresses without prior approval from the CCO.

2.	The use of other electronic communication methods, such as Blackberries, for company communication is only permitted where the communication can be captured and archived by the Firm according to the terms and conditions of the device’s use.

3.	Client correspondence will be captured by the Firm or a third-party provider, and all communication with clients and prospective clients will be archived and retained;

4.	Regents Park uses web-based systems to store its electronic communications and other required books and records. On a daily basis, all data is backed up automatically through the various web-based systems and stored remotely. These data backups will enable Regents Park to store all e-mail electronically and to produce historical records when required;

5.	Occasionally, incoming e-mail messages can be infected with computer viruses. Should any of these viruses pose a threat to the integrity of Regents Park’s computers and/or data, the e-mail is to be deleted and the CCO is to be notified immediately of the steps taken. If the e-mail was a communication from a client, all attempts will be made to obtain that message in another format.

6.	Supervised Persons will use reasonable care in the content of e-mails they create or send:

a.	Supervised Persons should not use abbreviated formats of communication. People have a tendency to treat e-mail as an informal form of communication and say things they wouldn’t otherwise say in person or in a letter. This can have the unintended effect of a third-person, such as a regulator, taking an e-mail message out of context, potentially creating a problem where there wasn’t one.

b.	Supervised Persons should use caution when forwarding messages. They should be mindful of the e-mail content, including the chain of forwarded/replied e-mails and attachments, so as to avoid violating the Firm’s privacy policy or attorney-client privilege and disclosing trade secrets.

c.	Supervised Persons should obtain consent from clients to send personal non-public information electronically if not responding to an electronic message.

d.	When sending advertising or sales literature via e-mail, Supervised Persons must follow the same company procedures if they were sending a paper mailing.

e.	Supervised Persons will ensure that all e-mails include the Firm’s designated disclosure statement.

Supervised Persons are hereby informed that they should have no expectation of privacy and all written communication of Regents Park is captured, archived, and may be reviewed by the CCO, senior management, regulators, and may be discoverable and disclosed in the event of litigation with the Firm.

22.2               Instant Messaging

Supervised Persons shall obtain approval from the CCO prior to using any instant messaging program for company communications.

22.3               Text Messaging

Supervised Persons shall obtain approval from the CCO prior to using text messages in any capacity that would require recordkeeping under the Firm’s books and records obligations as described above. Text messaging may only be used when it can be adequately captured and archived in accordance with our Electronic Communications policies.

23	Anti-Money Laundering (“AML”)

Regents Park’s policy is to seek to prevent and/or detect the use of the funds it manages for the purpose of money laundering and financing of terrorist activity. RPF will comply with applicable federal regulations with respect to anti-money laundering. It is the responsibility of every Supervised Person to report to the CCO immediately any suspicious activity and not to discuss such information with the client in question.

Supervised Persons will remain vigilant as to certain suspicious activity or red flags with respect to client transactions and accounts. Such activity may include:

1.	Wire transfers from or transactions with suspect countries;

2.	A client or an investor is a bank or other institution that is acting as an agent for an undisclosed principal;

3.	A client or an investor makes frequent investments/contributions or withdrawals/ redemptions, or investment/contributions and subsequent withdrawals/redemptions occur within a short time;

4.	A prospective client of the Firm or investor in a U.S. Fund or Foreign Fund is a senior foreign political figure, immediate family member or senior foreign political figure or close associate of a senior foreign political figure; or

5.	The client’s account or transaction activity alters from the normal pattern of activity previously observed for that client, without prior notification or confirmation from the client.

Regents Park has adopted the following procedures as part of its efforts to review for potential suspicious activity:

1.	The designee will collect certain minimum client identification information from each new client who opens an account, as described under the New Client Process.

2.	As part of the new client process, and on a periodic basis, the CCO or designee will check to ensure that a client does not appear on the list of Specifically Designated Nationals and Blocked Persons (“SDN”) maintained by the Treasury’s Office of Foreign Assets Control (“OFAC”). Any positive matches will be researched to rule out any false-positives. All remaining positive matches to the list will be escalated with the Treasury Department as appropriate.

3.	The designee, as part of the new client process, will attempt to obtain sufficient information from the client to evaluate the risk presented by each client and provide the Firm with a baseline for evaluating client transactions and activity.

4.	Regents Park may also rely on the procedures of and information collected by other financial institutions, such as the client’s Custodial Broker, who are subject to AML compliance program requirements.

5.	It is the responsibility of every Supervised Person to report to the CCO immediately any suspicious or unusual activity and not to discuss such information with the client in question. The CCO will determine the appropriate action to take in each case.

24	Advertising & Marketing

24.1               Advertising Materials

Regents Park’s policy requires that advertising and marketing materials must be in compliance with the rules under §275.206(4)-1 and other applicable rules and laws. The materials must be truthful and accurate and must not be misleading, fraudulent, deceptive or manipulative.

Policy for ETFs Advised by Regents Park

To avoid unnecessary confusion in the public’s mind between an ETF and a conventional “open-end investment company” or “mutual fund,” each ETF will be marketed as an “actively managed exchange-traded fund.” No Fund marketing materials (other than as required in the Prospectus) will reference an “open-end fund” or “mutual fund,” except to compare and contrast an ETF with conventional mutual funds.

No ETF will be advertised or marketed as an open-end investment company or a mutual fund. Any advertising material that describes the purchase or sale of Creation Units or refers to redeemability will prominently disclose that the Shares are not individually redeemable and that owners of the Shares may acquire those Shares from the ETF and tender those Shares for redemption to the ETF in Creation Units only.

24.2               Definition of Advertisement

An advertisement is any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television, which offers:

1.	Any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell;

2.	Any graph, chart, formula or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell;

3.	Any other investment advisory service with regard to securities; or

4.	An advertisement that is distributed to many people and only immaterially differentiated (e.g., by a slightly different cover letter) may be deemed an advertisement to more than one person.

Such material may include, but is not limited to, the Firm’s website, presentation material, performance advertisements and disclosures, print advertisements, and newsletters.

24.3               Procedures

Regents Park guidelines include:

1.	The CCO or designee will be responsible for keeping Regents Park advertising and marketing material current.

2.	Review of advertising or marketing material must come from the CCO or designee, and must be based on knowledge of applicable advertising regulations, rules, and guidance. Final approval must come from the CCO.

3.	Advertising and marketing material that is more than one year old is generally considered stale. A qualified Supervised Person should review, prior to using a piece that is more than one year old, that the information contained in the piece is accurate and current.

4.	A copy of approved advertising materials will be maintained in appropriate files.

5.	Prior to the use or distribution of any advertising and marketing material, the CCO will review and approve those documents for compliance with the above-mentioned advertising policy.

6.	No Supervised Person may use advertising/marketing material unless it has been reviewed as required above.

24.4               Anti-Fraud

1.	All advertisements by investment advisers must comply with §275.604(4)-1 (general anti-fraud provisions).

2.	Whether any advertisement is false or misleading depends upon the facts and circumstances surrounding its use, including:

a.	The form and content of the advertisement;

b.	The implications or inferences arising out of the advertisement in its total context; and

c.	The sophistication of the client or prospective client.

3.	The technical aspects of various aspects of the advertising rules are summarized below. However, because of the technicalities of the rules and because of the gravity of noncompliance, no person shall distribute any advertisement to any client or potential client or the public at large or any broker or other individual unless it has been reviewed and approved by the CCO.

Four Specifically Prohibited Advertising Practices (§275.604(4)-1)

1.	Testimonials – No advertisement can be made that contains any direct or indirect reference to a testimonial of any kind regarding the advice or any other services the adviser may offer. A testimonial generally includes statements of a customer’s experience or an endorsement by a client. Testimonials are deemed to be misleading because they may give the inference that the experience of the individual giving the testimonial is typical of the experience of all the adviser’s clients.

2.	Past Specific Recommendations – In general, no reference may be made, either directly or indirectly, to past specific recommendations, which were or would have been profitable to any person unless the investment adviser furnishes a list of ALL recommendations made by the investment adviser during the preceding year, plus other disclosure.

a.	Prohibited: Reference to profitable recommendations, omitting unprofitable recommendations or investment advice.

b.	The list of recommendations must include:

i.	The name of each security recommended;

ii.	The date and nature (e.g., buy, sell, hold) of each recommendation;

iii.	The market price at the time;

iv.	The price at which the recommendation was to be acted upon;

v.	The market price of each security as of the most recent practicable date; and

vi.	On the cover page in type as large as largest type in the piece, disclosure that “it should not be assumed that recommendations in the future will be profitable or will equal the performance of the securities in this list.”

c.	A list of current recommendations is not governed by any prohibition against past recommendations.

3.	Charts or Formulas – No claim can be made in an advertisement that a graph, chart, formula or other device being offered can be used to determine which securities to buy or sell, UNLESS the limitations and difficulties regarding the use of the device are prominently disclosed.

4.	Free Reports or Services – An advertisement cannot claim that any type of advisory services will be provided free of charges if there are any conditions or obligations connected with such service.

24.5               Advertising Materials Procedure

All Supervised Persons must adhere to the following general advertising and marketing procedure:

1.	Any Supervised Person preparing advertising or marketing material should be knowledgeable regarding applicable advertising regulations, rules, and guidance.

2.	The CCO will make available to any person prepare such material, advertising guidelines, sample disclosures, and checklists.

3.	All advertising and marketing material, including, but not limited to, the Firm’s website, one-on-one presentation material, performance advertisements and disclosures, pitch books, proposals, print advertisements, and quarterly newsletters, must be submitted to the CCO for approval prior to use.

4.	The CCO may submit such material to a third-party for additional compliance review.

5.	No advertising piece may be used after the stale date. Only the CCO or CEO of the Firm may make an exception to this policy. Any exceptions must be clearly documented with an explanation for the exception.

6.	The CCO is responsible for ensuring that a copy of every advertising piece is maintained in an appropriate file of the Firm.

Supervised persons must also adhere to the following additional policies regarding specific products, services, and methods of advertising.

24.6               Performance Advertising

Regents Park’s policy is that advertisements of performance will be in compliance with applicable rules or laws. Performance data included in marketing materials will reflect performance of Regents Park’s actual client accounts, and will not reflect model or hypothetical performance. Performance results will be shown net-of fees or with gross-of-fee performance shown alongside and in equal prominence with net-of-fee performance. In calculating net-of-fee performance, Regents Park will deduct advisory fees, brokerage commissions and other expenses that have been paid by the client.

The following fees need not be deducted in calculating net-of-fee performance: custodial fees, trustee fees, and recoverable taxes.

RPF policy also requires that any claims of being in compliance with the performance presentation standards set forth by the CFA Institute, such as GIPS, must be in full compliance with those standards. Any performance presentation not fully in compliance with the presentation standards may not carry a claim of compliance. If Regents Park intendeds to comply with GIPS, Regents Park will maintain separate written policies and procedures with respect to the creation of composites and the adverting of performance in compliance with GIPS and all performance advertisements will conform to GIPS.

The CCO or designee will be responsible for maintaining Regents Park performance advertisements and disclosures. Any advertisement or marketing material that includes an Regents Park performance record must be accompanied by a complete and accurate disclosure of that record. Prior to the use or distribution of any performance advertisement, the CCO will review and approve those documents for compliance with the above-mentioned advertising policy. A copy of approved performance materials will be maintained in appropriate files. No Supervised Person may use performance material unless it has been reviewed as required above.

24.7               No General Solicitation of Advertising Activities

Regents Park does not offer securities through general solicitation.

Pre-existing Relationship

To help ensure that no public offer of the Private Fund is made, Regents Park or any person acting on behalf of Regents Park must have a pre-existing relationship with the potential purchaser before an offer is made. A pre-existing relationship may exist when the person has had prior investment or other business dealings with the potential purchaser (e.g. the potential purchaser is an existing or former client of Regents Park). The pre-existing relationship is necessary for Regents Park to evaluate the financial circumstances and sophistication of the potential purchaser before making an offer.

Procedures and Responsible Party

1.	The CCO will:

a.	Review any communication that mentions the Private Fund prior to sending to confirm that (a) it is not a general solicitation or advertisement and (b) it will not be used to offer or sell securities.

b.	Review any general solicitation or advertisement of advisory services prior to using, to confirm that it does not mention the Private Fund.

c.	Confirm that Regents Park does not hold any seminars or meetings with respect to the Private Fund where the attendees have been invited by general solicitation or advertisement.

2.	Supervised Persons, prior to offering the Private Fund to a potential purchaser, will confirm that Regents Park or the Supervised Person has a pre-existing relationship with the potential purchaser.

3.	If Regents Park should make mention of the Private Fund on our web site, the CCO will:

a.	Password-protect any portion of the Regents Park web site that has Private Fund information and only provide that password to persons with which Regents Park has a pre-existing relationship and for whom Regents Park has determined that the person meets the eligibility requirements, and/or

b.	Have a questionnaire on the web site which responses are evaluated either by Regents Park or electronically by the web site to determine the eligibility of the person prior to providing password protected access to portions of the Regents Park web site Regents Park discuss the Private Fund.

24.8               Client Communications

All client communications and disclosures will comply with the following:

1.	Communications may not be untruthful or misleading or omit a material fact;

2.	Communications may not include a promise of specific results or forecasts of future returns;

3.	Information that is for “Internal Use Only” may not be distributed to clients;

4.	Neither tax nor legal advice will be rendered by Regents Park; and

5.	Testimonials will not be used.

24.9               Company Website

The Regents Park company website is advertising and the use of a company website must adhere to the above advertising policies. Additionally, the following policies and procedures apply:

1.	The website must be kept current and information on the website that becomes out of date must be amended promptly;

2.	Websites are advertising material and advertising material must be maintained as part of the Firm’s required books and records. Therefore, each time a page is updated on the website, a copy of the page must be made and kept in the Firm’s advertising records; and

3.	The website must be reviewed no less than annually to ensure it remains current and accurate.

EFTs

Regents Park will periodically monitor the website for the ETF, which is and will be publicly accessible at no charge, will contain, on a per Share basis, for each Fund the prior Business Day’s NAV and the market closing price or Bid/Ask Price, and a calculation of the premium or discount of the market closing price or Bid/Ask Price against such NAV.

24.10               Blogging

Statements relating to the Firm or investment advice made by investment advisers and/or their representatives in chat rooms or posted on blogs, either on the adviser’s website or in a public internet forum, are generally considered to be advertising and therefore subject to all applicable laws and rules. Regents Park currently allows blogs on its website.

Supervised Persons of Regents Park are prohibited from participating in discussions in chat rooms, the Firm’s website, and/or public Internet forum blogs, without prior written approval from the CCO regarding the following:

1.	Regents Park’s services;

2.	Specific investment recommendations or advice; or

3.	Management of investments in general.

All posts made by Supervised Persons including those made by the CCO will be done only after careful consideration of the Firm’s fiduciary duty and its responsibilities under current advertising laws and rules and these policies.

Supervised Persons will provide the CCO with copies of all information posted by the Supervised Person, which will be reviewed and maintained in an appropriate file as part of the Firm’s books and records.

24.11               Social Networking Sites

Regents Park generally prohibits reference to or use of the company’s name on its Supervised Persons’ personal social networking sites (e.g., Facebook, Twitter, MySpace). Exceptions may be made only when such references are used for business purposes (e.g., LinkedIn) and when the content is pre-cleared in writing by the CCO, CEO or CEO’s designee.

1.	The CCO will monitor blogs, chat rooms or futures-related forums hosted by Regents Park or its employees and take down any misleading or fraudulent posts. The CCO will have the authority to ban any users for repeated or egregious violations of the rules.

2.	The CCO will keep records of any posts that are deleted, and any users that are blocked.

3.	The CCO will also have the authority to monitor personal websites or online social networking sites used by employees. The CCO will conduct and document such review no less frequently than once every quarter and more frequently as necessary.

4.	All employees are required to review and sign off on Regents Park’s policies regarding social media on an annual basis; and

5.	Records of such reviews will be kept as part of Regents Park’s books and records.

Linked-In

The CEO or the CEO’s designee will have the authority to share articles or presentations via Linked-In. Such postings may include articles or presentations published in the Resource section at the Firm’s web site.

Audio and Networking Sites

Regents Park may, on occasion, use audio or visual advertisements or other content through radio, webcasts, or through websites such as YouTube. The CEO or CEO’s designee must approve the content at least 10 days prior to use. Regents Park will use Vimeo to store its audio or visual advertisements.

24.12               Proposals and Questionnaires

Regents Park may receive requests for proposal or questionnaires, including consultant questionnaires, to be completed for various third parties. All proposals must be accurate, truthful, and must not be misleading. The advertising materials procedure outline above must be followed. Prior to sending a response to a proposal or questionnaire, the CCO or designee will review and approve the proposal. Approval will be documented in writing and kept in a designated location. No Supervised Person may send out a response to a proposal or questionnaire unless it has been reviewed and approved as required above.

24.13               Communications with the Press

Regents Park’s Supervised Persons should refrain from communications with the press unless communication has been specifically authorized. All inquiries from the press or questions regarding Regents Park’s policy in this area should be referred to the CEO.

24.14               Circulation of Rumors

No Supervised Person shall originate or circulate in any manner a rumor concerning any security which the Supervised Person knows or has reasonable grounds for believing is false or misleading or would improperly influence the market price of such security. Supervised Persons must promptly report to the CCO any circumstance, which reasonably would lead the Supervised Person to believe that any such rumor might have been originated or circulated.

24.15               Fee Sharing and Solicitation Arrangements

Regents Park may compensate persons for the referral of clients. Regents Park’s policy is that referral fee arrangements will be in compliance with applicable state and federal rules or laws. Regents Park will enter into a written agreement with each solicitor.

Affiliated & Unaffiliated Solicitors

Partners, officers, directors, or employees of Regents Park who solicit services on behalf of the Firm are considered to be Affiliated Solicitors. Affiliated Solicitors are required to disclose the nature of his or her relationship with Regents Park at the time of the solicitation. For example, the Affiliated Solicitor may provide an Regents Park business card to the prospective client. Affiliated Solicitors are not required to disclose the specific terms of his or her solicitation arrangement with Regents Park, including the level of compensation the Affiliated Solicitor is to receive from Regents Park for a client referral.

All other persons soliciting services on behalf of Regents Park are considered to be Unaffiliated Solicitors. Unaffiliated Solicitors are required to provide a written disclosure document to each client or prospective client to whom Regents Park’s services are solicited, which contains the following information:

1.	The name of the solicitor;

2.	The name of the investment adviser;

3.	The nature of the relationship, including any affiliation, between the solicitor and the investment adviser;

4.	A statement that the solicitor will be compensated for his solicitation services by the investment adviser;

5.	The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the solicitor; and

6.	The amount, if any, for the cost of obtaining his account the client will be charged in addition to the advisory fee, and the differential, if any, among clients with respect to the amount or level of advisory fees charged by the investment adviser if such differential is attributable to the existence of any arrangement pursuant to which the investment adviser has agreed to compensate the solicitor for soliciting clients for, or referring clients to, the investment adviser.

For each solicitation arrangement with an Unaffiliated Solicitor, the written agreement between the Unaffiliated Solicitor and Regents Park must:

1.	Describe the solicitation activities to be engaged in by the solicitor on behalf of the investment adviser and the compensation the solicitor will receive for these services;

2.	State that the solicitor must perform his/her duties under the agreement in a manner consistent with the instructions of the adviser and the provisions of the Advisers Act and the rules thereunder; and

3.	Require that the solicitor, at the time of any solicitation activities for which he/she will be compensated, provide the client with a current copy of the adviser’s ADV 2A brochure and the solicitor’s written disclosure document.

For each solicitor that is not an affiliate of Regents Park, the CCO or designee will make reasonable inquiry that the solicitor is an Investment Adviser Representative (IAR) currently registered with another RIA.

Prohibitions

Regents Park will not engage in the following practices with respect to solicitation arrangements:

1.	Regents Park will not enter into solicitation arrangements where the Firm is required to pay the solicitor non-cash referral fees, such as directed brokerage arrangements.

2.	Regents Park will not knowingly pay referral fees to a fiduciary of an ERISA plan in exchange for securing investment management services for such plan, unless the solicitation arrangement is structured to comply with applicable ERISA regulations.

24.16               Cold Calling / Telemarketing

RPF policy is not to engage in any telemarketing plans, programs, or campaigns that utilize residential telephone numbers. If this policy changes in the future, current FTC rules will be addressed and adequate policies will be adopted accordingly.

25	Business Continuity Plan and Disaster Recovery Procedures

Anfield Capital Management, LLC (“Anfield”), an affiliated entity, serves as Advisor to Regents Park Funds, LLC. Anfield and Regents Park share the same principal place of business, are under joint ownership and control.

For now, people who will make up Regents Park are the people who make up Anfield. As staffing additions/changes are made, Anfield will modify its Business Continuity Plan and Disaster Recovery Procedures (“BCP”) accordingly.

The BCP is maintained as a separate document from these policies and procedures. The CCO or designee will provide supervised persons of Regents Park with the appropriate components of the plan.

26	Cybersecurity Policy

26.1               Cyber Threats

Cyber threats are now occurring on a more frequent basis and with greater sophistication than ever before. Because Regents Park is dependent on technology for critical operations, decisions, the Firm may be exposed to vulnerabilities that need to be anticipated and managed. Cyber threats could expose Regents Park to operational, reputation, and financial risks.

Who are cyber attackers?	Why do they do it?
Nation-states	Espionage
Terrorists	Money Disruption/ destruction
Criminal Enterprises	Political/social statement
Insiders	Notoriety

What are their strengths?	What is the potential impact to
Regents Park?
Technical expertise	Lost financial assets
Financial sponsors	Stolen customer information
International reach	Stolen intellectual property
Weak legal reach	Business disruption
Anonymity	Damaged reputation

26.2               Cyber Risk Management & Oversight

Because strong governance is essential, Regents Park has endeavored to establish robust governance policies and risk management strategies; commit sufficient resources including expertise and training; and adopt an enterprise-wide approach to manage cyber risks with a strong cybersecurity culture as its foundation.

26.3               Responding To An Incident

Take appropriate steps to respond to a cyber incident:

■	Assess the nature and scope of an incident and identify what information systems and types of information have been accessed or misused.

■	Promptly notify your primary regulator when you become aware of an incident involving unauthorized access to or use of sensitive customer information, and generally, following any incident that could materially impact your institution.

■	Comply with applicable suspicious activity reporting regulations and guidance. Ensure appropriate law enforcement authorities are notified in a timely manner.

■	Take appropriate steps to contain and control the incident to prevent further unauthorized access to or misuse of information.

■	Notify customers as soon as possible when it is determined that misuse of sensitive customer information has occurred or is reasonably possible.

27	Information Security Policy

Anfield Capital Management, LLC (“Anfield”), an affiliated entity, serves as Advisor to Regents

Park Funds, LLC. Anfield and Regents Park share the same principal place of business and are under joint ownership and control.

Anfield has implemented technological, administrative and physical safeguards for the protection of the nonpublic personal information of clients. Regents Park Funds, LLC maintains the right to require heightened security should it be deemed necessary by RPF.

The “Information Security Policy (“ISP)” is maintained as a separate document from these policies & procedures.